UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Shenandoah Telecommunications Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SHENANDOAH TELECOMMUNICATIONS COMPANY
500 Shentel Way
Edinburg, Virginia 22824
_______________________________________________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 30, 2024
_______________________________________________________
To our shareholders:
Notice is hereby given that the 2024 annual meeting of shareholders of Shenandoah Telecommunications Company will be held in the auditorium of the Company's offices at 500 Shentel Way, Edinburg, Virginia on Tuesday, April 30, 2024, at 11:00 a.m., Eastern Time, for the following purposes:
1.to consider and vote upon a proposal to elect three directors of the Company to the Board of Directors of the Company (the “Board”) for a term expiring at the annual meeting of shareholders in the year 2027: Thomas A. Beckett, Richard L. Koontz, Jr. and Leigh Ann Schultz (the “Nominees”);
2.to ratify the Audit Committee’s selection of RSM US LLP as the Company’s independent registered public accounting firm for 2024;
3.to consider and approve, in a non-binding vote, the Company’s named executive officer compensation;
4.to consider and approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the maximum size of the Board;
5.to consider and approve the Company's 2024 Equity Incentive Plan; and
6.to consider and act upon any other business as may properly come before the meeting or any adjournment or postponement thereof.
Only shareholders of record at the close of business on February 26, 2024 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. All shareholders are cordially invited to attend this meeting. A light lunch will be provided.
Shareholders who wish to submit questions may do so in writing in advance of the Annual Meeting on our pre-meeting forum at www.proxyvote.com using their control number.
We have elected to furnish certain proxy materials to our shareholders electronically, so that we can provide our shareholders with the information they need while also reducing our costs of printing and delivery and the environmental impact of our annual meeting.
Your vote is very important to us. Whether or not you plan to attend the meeting in-person, your shares should be represented and voted. Please promptly vote your proxy. You may vote online at www.proxyvote.com where you will need to enter the control number provided in the proxy materials, and then follow the instructions provided. Submitting your proxy online, by telephone or by mail before the annual meeting will not preclude you from voting in-person during the annual meeting if you should decide to attend.

By Order of the Board of Directors,

Derek C. Rieger
Secretary
Dated: March 14, 2024
Important notice regarding the availability of proxy materials for the 2024 annual meeting of shareholders to be held on April 30, 2024: The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available electronically at www.proxyvote.com.

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PROXY STATEMENT SUMMARY
This summary highlights certain information contained elsewhere in the accompanying proxy statement, but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted upon at the 2024 annual meeting of shareholders and our fiscal year 2023 performance, please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. We use the terms “Shentel,” the “Company,” “we,” “our” and “us” in this summary to refer to Shenandoah Telecommunications Company.
Annual Meeting

Date:	April 30, 2024
Time:	11:00 a.m. (Eastern Time)
Location:	500 Shentel Way, Edinburg, Virginia 22824
Record Date:	Shareholders of record at the close of business on February 26, 2024
Voting Matters

Proposals		Required Approval	Board Recommendation	Page Reference
1.	Election of directors	Majority of Votes Cast for Each Nominee	FOR each nominee	9
2.	Ratification of auditors	Majority of Votes Cast	FOR	48
3.	Advisory vote to approve executive compensation	Majority of Votes Cast	FOR	51
4.	Approve amendment to the Company's Amended and Restated Articles of Incorporation to increase the maximum size of the Board	More than Two-Thirds of the Outstanding Shares of Common Stock	FOR	52
5.	Approve the Company's 2024 Equity Incentive Plan	Majority of Votes Cast	FOR	54
Corporate Governance Highlights
Shentel is committed to strong corporate governance practices and policies, which promote both the long-term interests of our shareholders and the accountability of the Board of Directors and management. The following table summarizes certain of our corporate governance practices and policies:

✔	Majority voting for director elections	✔	Active shareholder engagement
✔	Independent directors regularly meet without management present	✔	Policies prohibiting hedging of Company shares
✔	Board regularly assesses its performance through board and committee self-evaluations	✔	Board is 87.5% independent (CEO is only management director) and 37.5% female/minority
✔	Board committees consist solely of independent directors	✔	No poison pill
✔	Robust stock ownership guidelines
We value an open and active dialogue with our shareholders. We strive to foster strong shareholder relationships that lead to a mutual understanding of issues and approaches. During 2023, members of our management team continued to meet and communicate with many of our shareholders to ensure that we fully understand our shareholders’ views with respect to governance and compensation-related matters.
Board of Directors
The following table contains information about each member of the Board of Directors of Shentel, including the three incumbent directors — Thomas A. Beckett, Richard L. Koontz, Jr. and Leigh Ann Schultz — whose terms are set to expire at the 2024 annual meeting of shareholders and who have been nominated for reelection to the Board to serve three-year terms expiring at the annual meeting of shareholders in 2027.

					Committee Memberships
Name	Age	Director Since	Principal Occupation	Audit Committee Financial Expert	Audit	Compensation	Nominating & Corporate Governance
Victor C. Barnes	59	2022	Chief of Connected Planning of Anaplan, Inc.			—	—
Thomas A. Beckett	56	2018	SVP, GC and Secretary of American Public Education, Inc.	—	—	—
Tracy Fitzsimmons	57	2005	President of Shenandoah University	—	—
John W. Flora	69	2008	Attorney and Shareholder of Flora Pettit PC	—	—
Christopher E. French	66	1996	President and CEO of Shentel	—	—	—	—
Richard L. Koontz, Jr.	66	2006	President of Holtzman Oil Corporation	—	—		—
Kenneth L. Quaglio	65	2017	Partner, Kearney, Inc.			—	—
Leigh Ann Schultz	50	2016	CFO of Harvest Host Inc.			—	—

Member	Chairperson	Audit Committee Financial Expert

2023 Executive Compensation (see page 20)
Compensation decisions regarding executive compensation are made by the Compensation Committee or, with respect to the Company’s Chief Executive Officer or Chief Operating Officer, by the Board of Directors. The Compensation Committee believes that a sensibly-structured, incentive-aligning compensation program is critical to the creation of long-term shareholder value. The following table summarizes certain highlights of our compensation practices:

What We Do:		What We Don’t Do:
✔	Align pay with performance by linking a substantial portion of compensation to the achievement of predefined performance metrics and share price	x	Do NOT provide tax gross-ups in any circumstance
✔	Retain an independent compensation consultant	x	Do NOT provide excessive perquisites for executives
✔	Require compliance with stock ownership guidelines for directors and executive officers	x	Do NOT provide guaranteed bonuses
✔	Place caps on incentive award opportunities	x	Do NOT provide discount stock options or stock appreciation rights
✔	Maintain a clawback policy	x	Do NOT pay dividends on performance units prior to vesting
✔	Prohibit hedging of Company shares and option trading	x	Do NOT permit unapproved pledging of our common stock
		x	Do NOT add back to our equity compensation plan reserves any shares tendered as payment for shares withheld for taxes
At the 2021, 2022 and 2023 annual meetings of shareholders, approximately 99%, 98% and 98% of votes cast in the annual “say-on-pay” vote, respectively, were in favor of the compensation of the Company’s named executive officers. In light of this strong support, the Compensation Committee decided to maintain the core design of our compensation program for 2023 and 2024.
Corporate Social Responsibility
Shentel is committed to growing its business in a sustainable and socially responsible manner, and our Board of Directors and management team are committed to Shentel’s vision to make a positive difference in the communities we serve. This commitment is supported at all levels of the Company. Through our actions, our goal is to make a positive difference in the communities we serve through our dedication to providing high quality and reliable services, our sincere commitment to being a good employer, our efforts to minimize our impact on the environment, our ongoing engagement and support for the communities where we operate and our unwavering and strict adherence to the highest ethical standards.

SHENANDOAH TELECOMMUNICATIONS COMPANY
500 Shentel Way
Edinburg, Virginia 22824
Annual Meeting of Shareholders
April 30, 2024

PROXY STATEMENT
GENERAL INFORMATION
Proxy Solicitation
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Shenandoah Telecommunications Company for use at Shenandoah Telecommunications Company’s 2024 annual meeting of shareholders to be held in the auditorium of the Company’s offices at 500 Shentel Way, Edinburg, Virginia on Tuesday, April 30, 2024, at 11:00 a.m. Eastern Time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.
The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by electronic delivery, officers and other employees of the Company may solicit proxies by personal interview, telephone and e-mail. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. We have retained Innisfree M&A Incorporated, a professional proxy soliciting organization, to assist with the solicitation of proxies for a fee of $25,000, plus a charge for telephone solicitations and reimbursement for certain expenses, to the extent applicable. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.
A list of shareholders entitled to vote at the annual meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period beginning five business days after notice of the meeting is given and continuing through the close of business on the last business day before the 2024 annual meeting at the Company’s offices at 500 Shentel Way, Edinburg, Virginia.
This proxy statement is first being delivered to the Company’s shareholders on or about March 14, 2024. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing certain proxy materials (Proxy Statement, Proxy Card, Annual Report on Form 10-K) and a letter to shareholders by providing access to these materials electronically on the Internet. As such, we are not mailing a printed copy of these proxy materials to each shareholder of record or beneficial owner, and our shareholders will not receive printed copies of these proxy materials unless they request this form of delivery. Printed copies will be provided upon request at no charge. We are delivering a Notice of Meeting and a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our shareholders on or about March 14, 2024. The Notice of Internet Availability is in lieu of mailing the printed proxy materials, and contains instructions for our shareholders as to how they may: (1) access and review our proxy materials on the Internet; (2) submit their proxy; and (3) request printed proxy materials. Shareholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability. We believe that providing proxy materials electronically will enable us to save costs associated with printing and delivering the materials and reduce the environmental impact of our annual meetings. A request to receive proxy materials in printed form will remain in effect until such time as the shareholder elects to terminate it.
Voting and Revocability of Proxies
Shares of the Company’s common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted FOR: (1) the election of the three director nominees to the Company’s

Board of Directors for a term expiring in 2027 (Proposal No. 1); (2) the ratification of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal No. 2); (3) the approval, in a non-binding vote, of the Company’s named executive officer compensation (Proposal No. 3); (4) the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the maximum size of the Board (Proposal No. 4); and (5) the approval of the Company's 2024 Equity Incentive Plan (Proposal No. 5). Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the proxy will vote on such matter in their own discretion.
A shareholder executing a proxy may revoke the proxy at any time before it is voted by giving written notice revoking the proxy to the Company’s Secretary, by subsequently filing another proxy bearing a later date or by attending the annual meeting and voting in person. Attending the annual meeting without also voting in-person at the annual meeting will not automatically revoke the shareholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.
Voting Procedure
Record Date. All holders of record of our common stock at the close of business on February 26, 2024, will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such shareholder. As of February 26, 2024, there were 50,446,720 shares of common stock outstanding.
Quorum. A majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting, who will determine whether or not a quorum is present. Abstentions (which occur when a shareholder chooses to abstain from voting on any or all proposals) and any broker non-votes (which are described below) will be counted for purposes of determining the presence of a quorum at the annual meeting but will have no effect on the outcome of the proposals presented in this proxy statement as discussed below.
When broker-dealers who hold their customers’ shares in street name do not receive specific voting instructions from their customers, the broker-dealers may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on “routine” proposals, which under such rules typically include the ratification of auditors, but cannot vote on “non-routine” matters. A “broker non-vote” occurs with respect to any non-routine proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares. The ratification of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal No. 2) is considered a routine matter under applicable rules, and no broker non-votes will occur in connection with this proposal. The election of directors (Proposal No. 1), the approval of the Company’s named executive officer compensation (Proposal No. 3), the approval of an amendment to the Company's Amended and Restated Articles of Incorporation to increase the maximum size of the Board (Proposal No. 4) and the approval of the Company's 2024 Equity Incentive Plan (Proposal No. 5) are considered non-routine matters under applicable rules, and therefore broker non-votes may exist in connection with these proposals.
Approval Standards. The shareholder vote required to approve each proposal is set forth below.
•The election of directors (Proposal No. 1) requires the affirmative vote of a majority of the votes cast for the election of directors. This means that a director nominee must receive more votes cast “for” than “against” their election in order to be elected. Abstentions and broker non-votes will not be considered votes cast and, therefore, will have no impact on the outcome of Proposal No. 1.

•The proposal to ratify the Audit Committee’s selection of RSM US LLP as the Company’s independent registered public accounting firm for 2024 (Proposal No. 2) requires the affirmative vote of a majority of the votes cast and will be approved if the number of votes cast “for” the proposal exceeds the number of votes cast “against” the proposal. There will be no broker non-votes with respect to Proposal No. 2 and abstentions will not be considered votes cast and, therefore, will have no impact on the outcome of Proposal No. 2.

•The proposal to approve, in a non-binding vote, the Company’s named executive officer compensation (Proposal No. 3) requires the affirmative vote of a majority of the votes cast and will be approved, on an advisory basis, if the number of votes cast “for” the proposal exceeds the number of votes cast “against” the proposal. Abstentions and broker non-votes will not be considered votes cast and, therefore, will have no impact on the outcome of Proposal No. 3.

•The proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the maximum size of the Board (Proposal No. 4) requires the affirmative vote of more than two-thirds of the Company’s outstanding common stock entitled to vote at the 2024 annual meeting. Proposal No. 4 will be approved if more than two-thirds of the Company’s outstanding common stock votes “for” the proposal. Abstentions and broker non-votes will have the effect of a vote “against” this proposal.
•The proposal to approve the Company’s 2024 Equity Incentive Plan (Proposal No. 5) requires a majority of the votes cast in favor of the proposal for it to be approved. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal No. 5.
Annual Report on Form 10-K
The Company has filed its Annual Report on Form 10-K for the year ended December 31, 2023 (the "Annual Report on Form 10-K") with the SEC. Shareholders may obtain, free of charge, an additional copy of the 2023 Annual Report on Form 10-K, without exhibits, by following the instructions in the Notice of Internet Availability or by writing to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Shareholder Services. The Annual Report on Form 10-K is also available through the Company’s website at www.shentel.com. The Annual Report on Form 10-K and letter to shareholders are not part of the proxy-soliciting materials.
Important Notice Regarding Delivery of Shareholder Documents
The Company has taken advantage of the “householding” rules of the SEC. For shareholders requesting to receive our Notice of Internet Availability or a full paper set of our proxy materials in printed form, the householding rules permit the delivery of one set of the printed proxy materials to shareholders who have the same address to conserve resources and achieve the benefit of reduced printing and mailing costs. If you wish to receive an additional copy of our Annual Report on Form 10-K, this proxy statement, or the letter to shareholders, you may follow the instructions on the Notice of Internet Availability or make a written request to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Shareholder Services, or call us at 540-984-5200. If you are receiving multiple copies of our Annual Report on Form 10-K, proxy statement or letter to shareholders and would like to receive only one copy per household in the future, or are receiving one copy and would like to receive separate copies, you can request to opt-in or opt-out of householding or electronic delivery by contacting Shareholder Services in the same manner.

SECURITY OWNERSHIP
Management Ownership of Common Stock
The following table presents, as of February 26, 2024, information based upon the Company’s records and filings with the SEC regarding beneficial ownership of the common stock by the following persons:
•each director and each nominee to the Board of Directors;
•each executive officer of the Company named in the summary compensation table under the “Executive Compensation” section of this proxy statement; and
•all directors and executive officers of the Company as a group.
As of February 26, 2024, there were 50,446,720 shares of common stock outstanding.
The information presented below regarding beneficial ownership of the Company’s common stock has been presented in accordance with rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be the beneficial owner of any security as to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Name of Beneficial Owner (Directors, Nominees and Executive Officers)	Amount and Nature of Beneficial Ownership		Percent of Class (%)
Victor C. Barnes	10,320		*
Thomas A. Beckett	17,688		*
Tracy Fitzsimmons	37,248		*
John W. Flora	38,475		*
Christopher E. French	1,874,945	(a)	3.72
Richard L. Koontz, Jr.	50,920		*
Kenneth L. Quaglio	20,895		*
Leigh Ann Schultz	20,412	(b)	*
Edward H. McKay	56,951		*
James J. Volk	34,745		*
Richard W. Mason Jr.	12,501		*
Elaine M. Cheng	13,306		*
All directors, nominees and executive officers as a group (16 persons)	2,205,368		4.37
*Less than 1%.
_______________________________________________________
(a)The shares of common stock shown as beneficially owned by Mr. French include 64,296 shares of common stock owned by his wife, 37,796 shares owned by one of his adult children, 854,945 shares owned of record by seven trusts for the benefit of Mr. French’s family members for which Mr. French serves as trustee, and 345,000 shares of common stock owned of record by a trust for the benefit of his family members for which one of his adult children serves as trustee. Mr. French disclaims beneficial ownership of the shares owned of record by spouse, his child and the trust for which his child serves as trustee.
(b)The shares of common stock shown as beneficially owned by Ms. Schultz include 38 shares owned of record by her spouse. Ms. Schultz disclaims beneficial ownership of such shares.
The percentage of beneficial ownership as to any person as of February 26, 2024, is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of

February 26, 2024, plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown.
Principal Shareholders
The following table presents, as of February 26, 2024, information based upon the Company’s records and upon filings with the SEC regarding beneficial ownership of the common stock by each person known to the Company to be the beneficial owner of more than 5% of the common stock. The information is based on the most recent Schedule 13G filed with the SEC on behalf of such persons.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class (%)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,705,772	15.28
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	5,436,370	10.78
The shares of common stock shown as beneficially owned by BlackRock, Inc. were reported on Schedule 13G/A filed with the SEC on January 22, 2024. BlackRock, Inc. reported sole power to vote 7,588,493 shares and sole power to dispose of 7,705,772 shares.
The shares of common stock shown as beneficially owned by The Vanguard Group, Inc. were reported on Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group, Inc. reported sole voting power of 0 shares, shared voting power of 32,188 shares, sole dispositive power of 5,354,784 shares, and shared dispositive power of 81,586 shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees for Election as Directors for Terms Expiring in 2027
The Company’s Amended and Restated Articles of Incorporation provide that the Board of Directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of shareholders in 2025 and at the annual meeting of shareholders in 2026, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.
Thomas A. Beckett, Richard L. Koontz, Jr., and Leigh Ann Schultz have been nominated by the Board of Directors for reelection as directors to the class with a three-year term that will expire at the annual meeting of shareholders in 2027. Mr. Beckett, Mr. Koontz, and Ms. Schultz are incumbent directors who have served on the Board of Directors since 2018, 2006, and 2016, respectively. Biographical information regarding each of the nominees is available below under “Board and Board Committee Matters—Information About Nominees and Continuing Directors.”
Director Nomination Process
The Board of Directors has, by resolution, adopted a director nomination policy. The purpose of the nomination policy is to describe the process by which candidates for possible inclusion in the Company’s recommended slate of director nominees are selected. The nomination policy is administered by the Nominating and Corporate Governance Committee of the Board of Directors.
The Nominating and Corporate Governance Committee seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Pursuant to the director nomination policy, the Board of Directors’ assessment of potential members must include, but not be limited to, consideration of diversity of viewpoints, backgrounds and experiences; business and professional achievements, skills and experience in the context of the needs of the Board of Directors; a candidate’s independence under SEC and Nasdaq listing rules; a candidate’s service on other boards of directors; the absence of conflicts of interest that might impede the proper performance of a candidate’s responsibilities as a director; a candidate’s ability to devote sufficient time to Board matters; and a candidate’s ability to work effectively and collegially with other Board members. The Nominating and Corporate Governance Committee endeavors to include women and minority candidates in the qualified pool from which the Board of Directors selects its nominees. The Nominating and Corporate Governance Committee does not give particular weight to any one factor, but instead considers how the attributes of a candidate or nominee would enhance the Board’s overall qualifications and effectiveness. In the case of an incumbent director whose term of office is set to expire, the Nominating and Corporate Governance Committee will review such director’s overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during the term. For potential new director candidates who appear upon initial consideration to meet the Board’s selection criteria, the Nominating and Corporate Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person or virtual meetings with the potential candidates. The effectiveness of the Nominating and Corporate Governance Committee’s candidate selection criteria is assessed through the Committee’s annual review of policies regarding Board and committee membership.
The Nominating and Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of shareholders, the Nominating and Corporate Governance Committee will consider any written recommendations of director candidates by shareholders received by the Secretary of the Company not later than 120 days before the anniversary of the previous year’s annual meeting of shareholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.

The director nomination policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nomination process. The Nominating and Corporate Governance Committee intends to review the director nomination policy at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Corporate Governance Committee may amend the director nomination policy at any time, in which case the most current version will be available on the Company’s website at www.shentel.com.
Approval of Nominees
Approval of the nominees requires the affirmative vote of a majority of the votes cast at the annual meeting. It is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board of Directors may recommend. In lieu of designating a substitute, the Board of Directors may determine to reduce the number of directors. It is not anticipated that any nominee will be unable or unwilling to serve as a director.
The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the election of the nominees to serve as directors.

BOARD AND BOARD COMMITTEE MATTERS
Information About Nominees and Continuing Directors
Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.
Nominees for Terms Expiring in 2027

Name	Age	Director Since
Thomas A. Beckett	56	2018
Richard L. Koontz, Jr.	66	2006
Leigh Ann Schultz	50	2016
Thomas A. Beckett has served as the Senior Vice President, General Counsel and Secretary of American Public Education, Inc. (APEI), a publicly-traded provider of online and on-campus post-secondary education headquartered in Charles Town, West Virginia since 2016. Mr. Beckett also serves as the General Counsel and Secretary of American Public University System, Inc. (APUS), a wholly-owned subsidiary of APEI, and has held various other positions with APUS since joining the company in 2011. From 2007 to 2010, Mr. Beckett was the General Counsel and Chief Operating Officer of InnoZen, Inc. (now CURE Pharmaceutical) and HealthSport, Inc., pharmaceutical and dietary supplement technology companies located in California. Mr. Beckett also held various other leadership positions at these companies. Prior to this work, Mr. Beckett was an attorney at the international law firms King & Spalding LLP and Holland & Knight LLP. Mr. Beckett began his career as a banking officer with First Union National Bank. Mr. Beckett brings to the Board significant experience, qualifications, attributes and skills, including his significant experience providing advice and guidance to Boards of Directors and executive management, his expertise in corporate governance, and his experience as an executive officer of a public company.
Richard L. Koontz, Jr. was appointed President of Holtzman Oil Corporation, a supplier and distributor of petroleum products located in Mt. Jackson, Virginia, in 2022, prior to which he served as Vice President since 1988. Mr. Koontz brings to the Board significant experience, qualifications, attributes and skills, including his experience as a member of senior management of a successful regional business, with substantial budget authority and finance responsibilities, his community service through membership on the Shenandoah County Public Schools Board, and his knowledge of the Company’s extensive local shareholder base.

Leigh Ann Schultz is the CFO of Harvest Hosts Opco, LLC, a membership-based travel and recreation company; she has held this position since March of 2021. Ms. Schultz was previously the CFO of Streetsense, LLC, a strategy and design consultancy, from May 2017 to February 2021. From 2016 to May 2017, she was founder and CEO of Vintage Advisory, LLC, a strategic advisory firm supporting private equity firms with performance improvement, financial advisory and strategic planning support for their portfolio companies. From 2014 through 2016, she was Managing Director for MorganFranklin Consulting, a strategy and execution-focused business consulting firm. Ms. Schultz brings to the Board significant experience, qualifications, attributes and skills, including leadership roles in the telecommunications industry, service in the Division of Corporation Finance of the Securities and Exchange Commission, and public accounting experience with Ernst & Young. Ms. Schultz is a certified public accountant and a National Association of Corporate Director Board Leadership Fellow. Ms. Schultz also serves as an audit committee financial expert.
Continuing Directors with Terms Expiring in 2025

Name	Age	Director Since
Victor C. Barnes	59	2022
Christopher E. French	66	1996
Victor C. Barnes is an executive coach and also provides consultancy and advisory services to businesses. Previously, Mr. Barnes served as Chief of Connected Planning at Anaplan, a business planning software company, from 2021 to September 2022. Prior to joining Anaplan, Mr. Barnes spent over 25 years (1994-2020) at The Coca-Cola Company, an international beverage company, in various capacities, including most recently, Vice President, Global Chief Financial Officer, McDonald’s Division. While serving at The Coca-Cola Company, Mr. Barnes established a commercial finance function for The Coca-Cola’s Glaceau business unit (now Smartwater), after the acquisition in 2007. Subsequently, in 2015, Mr. Barnes served as the Chief Financial Officer for Coca-Cola Canada until 2018, when he took on his subsequent role. He is also a Certified Public Accountant. Mr. Barnes brings to the Board significant experience, qualifications, attributes and skills, including extensive financial leadership experience and an in-depth knowledge of critical accounting, tax and treasury issues, along with a deep appreciation for the technology sector, both from his experience at The Coca-Cola Company and at Anaplan. Mr. Barnes also serves as an audit committee financial expert.
Christopher E. French has served as President and Chief Executive Officer of the Company and its subsidiaries since 1988 and has served as Chairman of the Board of Directors since 1996. Prior to his appointment as President, he held a variety of positions with the Company, including Executive Vice President and Vice President - Network Service. Mr. French served on the Board of Directors of First National Corporation until May of 2018. Mr. French brings to the Board significant experience, qualifications, attributes and skills, including his engineering and business education, telecommunications industry experience, knowledge of and history with the Company, and public company knowledge, including knowledge gained from his past service as a director of First National Corporation. In addition, his substantial ownership of the Company’s common stock serves to align his interests with the Company’s shareholders.
Continuing Directors with Terms Expiring in 2026

Name	Age	Director Since
Tracy Fitzsimmons	57	2005
John W. Flora	69	2008
Kenneth L. Quaglio	65	2017
Tracy Fitzsimmons is President of Shenandoah University, located in Winchester, Virginia, a position she has held since July 2008. She previously served as Senior Vice President for Academic Affairs of Shenandoah University since October 2006 and Vice President of Academic Affairs from July 2002 to October 2006. Dr. Fitzsimmons received Ph.D. and M.A. degrees from Stanford University and a B.A. degree from Princeton University. Dr. Fitzsimmons brings to the Board significant experience, qualifications, attributes and skills, including her educational background, budgeting and financial experience with a large diverse educational organization, overall leadership experience and responsibilities as president of a university that offers undergraduate, masters and professional doctorate degrees and is considered a technology leader among higher education institutions.

John W. Flora has been an attorney-at-law since 1980, and currently is a shareholder of Flora Pettit PC in Harrisonburg, Virginia. Mr. Flora’s business and tax practice has ranged from serving as lead counsel of a publicly-held Fortune 500 company to representing private companies and their owners from business formation through succession. Mr. Flora brings to the Board significant experience, qualifications, attributes and skills, including his career as an attorney with a regional law firm and his substantial experience in advising public companies, as well as his experience in assisting businesses with a wide variety of legal and regulatory issues.
Kenneth L. Quaglio is currently a Partner at the consulting firm Kearney, Inc., where he is part of the Communications, Media and Technology group, which he joined in 2022. From 2017 through 2022, Mr. Quaglio was CEO and President of Celerity IT, LLC, a business acceleration consulting group that specializes in developing digital business solutions, including mobile applications. From 2014 through 2017, Mr. Quaglio was CEO and President of Siteworx, LLC, a leading digital marketing consultancy. From 2012 through 2014, Mr. Quaglio served as Chief Operating Officer of 3Pillar Global, Inc., a global software product development company. From 2009 through 2012 he was Partner/Principal, Advisory Services Performance Improvement for Ernst and Young, LLP. Mr. Quaglio brings to the Board significant experience, qualifications, attributes and skills, including his experience as a CEO, and his expertise in strategy, planning and execution, leadership and management, new business development, and technology services. Mr. Quaglio also serves as an audit committee financial expert.
Director Independence
The Board of Directors has determined that, with the exception of Christopher E. French, the Company's President and Chief Executive Officer, each of the directors and director nominees is an “independent director,” as that term is defined in Nasdaq Listing Rule 5605(a)(2).
Shareholder Communications with the Board of Directors
The Board of Directors welcomes communications from the Company’s shareholders, and has adopted a procedure for receiving and addressing those communications. Shareholders may send written communications to either the full Board of Directors or the non-management directors as a group by writing to the Board of Directors or the non-management directors at the following address: Board of Directors/Non-Management Directors, Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary. Communications by e-mail should be addressed to corpsec@shentel.net and marked “Attention: Corporate Secretary” in the “Subject” field. The secretary will review and forward all shareholder communications to the intended recipient, except for those shareholder communications that are outside the scope of Board matters or duplicative of other communications by the applicable shareholder previously forwarded to the intended recipient.
Meetings of the Board of Directors
The Board of Directors held eight (8) meetings during 2023. During 2023 each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of each committee of the Board of Directors on which such director served. In addition, the independent directors, under the leadership of the Lead Independent Director, met without management present five (5) times during 2023.
All of the Company’s directors attended the Company’s annual meeting of shareholders in 2023, which was held in-person. The Board of Directors has adopted a policy that all directors should attend the annual meeting of shareholders.
Committees of the Board of Directors
The Board of Directors currently has a standing Audit Committee, a standing Compensation Committee, and a standing Nominating and Corporate Governance Committee. Each committee has a written charter that is available on our website at www.shentel.com.
Audit Committee. The Audit Committee, which held four (4) meetings during 2023, consists of Ms. Schultz, who is the Chair, Mr. Barnes and Mr. Quaglio. The Board of Directors has determined that each current Audit Committee member meets the independence requirements applicable to audit committee members under the Nasdaq listing rules and rules of the SEC. The Board of Directors has also determined that Ms. Schultz, Mr. Barnes, and Mr. Quaglio are “audit committee financial experts,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and are independent of management. The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company’s independent auditors; pre-approving all audit and non-audit services by the independent auditors; reviewing the scope of the audit plan and the results of each audit with management and the independent auditors; reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures; reviewing the performance of the Company’s internal audit department; reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC; and, providing oversight of the Company’s enterprise risk management process, including cybersecurity risk.
Compensation Committee. The Compensation Committee, which held four (4) meetings during 2023, consists of Mr. Flora, who is the Chair, Dr. Fitzsimmons and Mr. Koontz. The Board of Directors has determined that each current Compensation Committee member meets the independence requirements applicable to compensation committee members under the Nasdaq listing rules and rules of the SEC. The Compensation Committee is responsible, among its other duties, for establishing compensation philosophy, considering and approving or making recommendations to the Board of Directors concerning the salaries, incentive compensation awards, severance arrangements and other employment matters for the top levels of management of the Company (including the Chief Executive Officer), considering and making recommendations to the Board of Directors with respect to programs for human resource development and management organization and succession, overseeing the Company’s handling of human capital management matters and related disclosures, monitoring and evaluating matters relating to the Company’s efforts supporting diversity, equity and inclusion, overseeing and administering the Company’s employee benefit and incentive plans (including the Company’s stock incentive plans), reviewing and making recommendations to the Board with respect to compensation of non-employee directors and overseeing the Company’s stock ownership guidelines for officers and directors.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which held four (4) meetings during 2023, presently consists of Dr. Fitzsimmons, who is the Chair, Mr. Beckett and Mr. Flora. The Board of Directors has determined each Nominating and Corporate Governance Committee member meets the independence requirements prescribed by the Nasdaq listing rules. The Nominating and Corporate Governance Committee is responsible, among its other duties, for: recommending candidates for election to the Board of Directors for approval and nomination by the Board of Directors; making recommendations to the Board of Directors or otherwise acting with respect to corporate governance matters, including Board size, director independence and membership qualifications; new director orientation; committee structure and membership; communications with shareholders; Board and committee self-evaluations; and, exercising oversight with respect to the Company’s code of conduct, insider trading policy, environmental, social and governance policies, objectives and practices (including the Company's strategy relating to such matters), corporate governance guidelines and other policies and procedures regarding adherence with legal requirements.
Leadership Structure of the Board of Directors
The Board regularly reviews its leadership structure, including during the Board’s annual evaluation process, to determine the most appropriate governance structure for the Company. Currently, the Board combines the roles of Chairman of the Board (the “Chairman”) and Chief Executive Officer and, as a result, the leadership of the Board of Directors currently consists of two positions, the Chairman and the Board’s independent lead director (the "Lead Independent Director"). Mr. French serves as Chairman and Dr. Fitzsimmons serves as Lead Independent Director. Pursuant to our Corporate Governance Guidelines, whenever the Chairman is not independent, the independent directors must elect a Lead Independent Director.

The Board has given careful consideration to the merits of separating the roles of Chairman and Chief Executive Officer and has determined that the Company and its shareholders are best served by having Mr. French serve as both Chairman and Chief Executive Officer. Mr. French’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans. Mr. French receives assistance with his Board and executive management responsibilities from the Lead Independent Director and the Chief Operating Officer and other executive officers, respectively. The Board believes that the joint leadership of a combined Chairman and Chief Executive Officer and a strong Lead Independent Director allows the Board to provide effective oversight of the Company’s business and affairs. Such oversight is maintained through the composition of our Board, the strong leadership of our independent directors and Board committees, and our corporate governance structures and processes.
Seven (7) out of our current eight (8) directors meet the independence requirements of the Nasdaq listing rules. Mr. French is the only member of executive management who is also a director.
The Board of Directors and its committees vigorously oversee the effectiveness of the Company’s policies and management’s decisions, including the execution of key strategic initiatives. Each of the Board’s committees is composed entirely of independent directors. Consequently, independent directors directly oversee such critical matters as the integrity of the Company’s financial statements, the compensation of executive management, including Mr. French’s compensation, the selection and evaluation of directors, and the development and implementation of corporate governance programs. The Compensation Committee, together with the other independent directors, conducts an annual performance review of the Chief Executive Officer, assessing the Company’s financial and non-financial performance and the quality and effectiveness of Mr. French’s leadership.
The Board designated Dr. Fitzsimmons as Lead Independent Director in September 2016. The Lead Independent Director helps to ensure the proper functioning of the Board and, pursuant to the Company’s Corporate Governance Guidelines: leads all meetings of independent directors; serves as a liaison between the Chairman and the independent directors; approves all Board meeting agendas and information sent to the Board; approves Board meeting schedules to assure sufficient time for discussion of all agenda items; has the authority to call meetings of the independent directors, as needed; is available for consultation and direct communication if requested by major shareholders; and, in consultation with the Board, is authorized to retain independent advisors and consultants on behalf of the Board. In addition to their reliance upon the Lead Independent Director, the Board and each Board committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.
Board Size and Diversity
As set forth in the Company’s Corporate Governance Guidelines, the Board periodically considers the appropriate size, function, needs and composition of the Board. Currently, the Board has eight (8) members. The Board may expand or reduce the size of the Board further in the future, subject to the limitations set forth in our Amended and Restated Articles of Incorporation, if it determines a change is appropriate. The Nominating and Corporate Governance Committee also periodically reviews the size of the Board and recommends any proposed changes to the Board.
We believe the Board is most effective when it embodies a diverse range of views, backgrounds and experience. Diversity is considered in the broadest sense, including, among other attributes, reflecting geography, age, gender, leadership, perspectives, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. While the Nominating and Corporate Governance Committee does not have a formal policy on diversity with regard to consideration of director nominees, the Nominating and Corporate Governance Committee considers diversity in its selection of nominees and endeavors to include women and minority candidates in the qualified pool from which the Board evaluates potential nominees.
The below table provides information related to the composition of our Board members and nominees. Each of the categories listed in the table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of February 26, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	6	-	-
Number of Directors who Identify in Any of the Categories Below:
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did not Disclose Demographic Background	-	-	-	-

We presently have two female directors, which represents 25% of the full Board and 28.5% of the non-employee directors. In addition, we presently have one minority director, which represents 12.5% of the full Board and 14.3% of the non-employee directors. Taken together, women and/or minorities represent 37.5% of the full Board and 42.8% of the non-executive directors. The current Board members’ ages range from 50 to 69. In addition, we believe the current Board members represent a broad range of skills and experience:

	Barnes	Beckett	Fitzsimmons	Flora	French	Koontz	Quaglio	Schultz
Skills and Experience
Telecom & Technology	●		●		●		●	●
Executive/Operational Management	●	●	●	●	●	●	●	●
Finance/Accounting	●				●		●	●
Business Development & Strategy	●		●		●	●	●	●
Legal, Regulatory & Public Policy		●	●	●	●
Corporate Governance	●	●	●	●	●		●	●
Risk Management	●	●	●	●	●	●	●	●
Strategic Planning/Oversight	●	●	●	●	●	●	●	●
Mergers & Acquisitions	●	●	●	●	●	●	●	●
Based on the foregoing, the Nominating and Corporate Governance Committee concluded that our current Board members represent a broad range of viewpoints, backgrounds and relevant expertise that aligns with the Company’s long-term strategy.
Board and Committee Self-Evaluations
As set forth in the Company’s Corporate Governance Guidelines, the Board, led by the Nominating and Corporate Governance Committee, conducts an annual self-evaluation to determine whether the Board and its committees are functioning effectively. This process includes annual self-assessments by the full Board and each Board committee with performance criteria for each committee established on the basis of its charter as well as periodic performance evaluations of the directors at the direction of the Nominating and Corporate Governance Committee. The Board believes that this self-evaluation process is fundamental in supporting continued improvement through thoughtful and comprehensive discussions.
Role of the Board of Directors in Risk Oversight
Our Board of Directors has risk oversight responsibility for the Company and administers this responsibility both directly and with assistance from its committees, each of which reports its activities to the Board. The Audit Committee has responsibility to monitor that the Company’s enterprise risk management process is followed. The additional risk oversight responsibilities of the committees include:
Audit Committee. The Audit Committee has primary responsibility for the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; the performance of the Company’s internal audit department; the performance of the third parties engaged to perform internal control testing to support management’s assessment of internal control; the annual independent audit of the Company’s financial statements, including the engagement of, and the evaluation of the qualifications, independence and performance of, the independent auditors; and the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures. As part of its duties, the Audit Committee oversees the Company's enterprise risk management process, including cybersecurity risk, and discusses with management the steps the Company has taken to monitor and control risk exposures. While the Company’s Audit Committee is tasked with overseeing cyber and data security risks, our Board of Directors is involved in reviewing our information security and technology risks and opportunities (including cybersecurity) and discusses these topics on a regular basis. The Chief Information Officer (“CIO”), in connection with the General Counsel and Chief Executive Officer (“CEO”), updates the Audit Committee periodically on cybersecurity and other information technology risks and opportunities. Additionally, the Audit Committee, with guidance from the CIO, General Counsel and CEO, provides updates to the Board of Directors on the Information Security Program at least annually. The Company views cyber and data security risks as enterprise-wide risks and, not only are these risks included in our overall enterprise risk management program, but we also periodically engage both internal and external analysts, as well as external consultants to assess the effectiveness of our cybersecurity program, policies, and practices. Our overall Risk Management Program integrates processes for assuring, identifying and managing material risks from cybersecurity threats. Training on information security is provided to all employees. The Audit Committee also reviews the Company’s risk assessment and risk management policies.
Compensation Committee. The Compensation Committee is responsible for exercising oversight with respect to potential compensation-related risks, including management’s assessment of risks related to employee compensation programs.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee receives periodic reports with respect to compliance with the Company’s Code of Business Conduct and Ethics, and acts upon any request by executive officers for waivers under the Code of Business Conduct and Ethics, Insider Trading Policy and Corporate Governance Guidelines. The Committee periodically reviews and assesses the adequacy of the Code of Business Conduct and Ethics, Insider Trading Policy, environmental, social and governance matters, and Corporate Governance Guidelines, and makes recommendations to the Board regarding any desirable revisions.
Director Compensation
The Board believes that director fees paid by the Company should be competitive with other similarly situated companies. During 2023, each director who was not an employee of the Company received a cash retainer fee of $5,000 per month. Members of the Audit, Compensation and Nominating and Corporate Governance Committees each received additional cash retainer fees of $625, $417 and $208 per month, respectively. Directors who served as committee chairs for the Audit, Compensation, and Nominating and Corporate Governance Committees and the Lead Independent Director received additional monthly cash retainer fees of $1,042, $625, $417, and $1,417, respectively. It is the Company’s policy that directors will not receive per-meeting fees unless the number of committee meetings in any given year exceeds a preset number of committee meetings expected to be held during the year. If such a circumstance occurs, directors who are members of the Audit, Compensation and Nominating and Corporate Governance committees would be paid $1,071, $1,000 and $833, respectively, per additional meeting. All directors’ fees are paid in arrears on a monthly basis. In addition to cash compensation, the Board may determine, from time to time, to award stock options or restricted stock as compensation to non-employee directors.
In lieu of receiving their fees in cash, each director can elect to have some or all of their fees paid in unrestricted shares of the Company’s common stock, with such shares being issued to the director out of the shares reserved for issuance under the Company’s 2014 Equity Incentive Plan. The award of shares in lieu of cash uses the closing price of the Company's common stock as of the last trading day of the month for which the fees are being paid and the shares are held in book entry. Any cash in lieu of fractional shares resulting from the transfer of whole shares is paid out in accordance with the same methodology used in the Company’s Dividend Reinvestment Plan. A director’s election to receive shares in lieu of cash must have been made by July 1 of each year, and may only be changed on an annual basis.
All directors are reimbursed for the out-of-pocket expenses they incur in attending director education programs. Additionally, directors are reimbursed for documented mileage and other related expenses incurred for travel to and from Board and committee meetings.

The following table sets forth the compensation paid to the non-employee directors of the Company for their service in 2023.
2023 Director Compensation Table

Name	Fees Earned or Paid In Cash ($)		RSU Awards ($)(a)	Total ($)
Victor C. Barnes	67,500	(b)	130,002	197,502
Thomas A. Beckett	63,333	(b)	130,002	193,335
Tracy Fitzsimmons	90,333	(b)	130,002	220,335
John W. Flora	75,833		130,002	205,835
Richard L. Koontz, Jr.	65,000	(b)	130,002	195,002
Kenneth L. Quaglio	67,500	(b)	130,002	197,502
Leigh Ann Schultz	80,000		130,002	210,002
_______________________________________________________
(a)On February 22, 2023, each then serving director was awarded a grant of 6,893 restricted stock units with a fair value of $18.86 per share. All of such shares vest fully on the first anniversary of the grant date or upon retirement or resignation from the Board after at least five years of service.
(b)For 2023 service, Mr. Barnes, Mr. Beckett, Dr. Fitzsimmons, Mr. Koontz, and Mr. Quaglio elected to receive $12,300, $4,800, $12,500, $6,000, and $7,500, respectively, of their cash compensation in the form of unrestricted shares of common stock, which were valued at the closing price as of the last trading day of the service month.

CORPORATE SOCIAL AND ENVIRONMENTAL RESPONSIBILITY
Our Company. The Board of Directors recognizes the importance of our corporate responsibility and sustainability policies and practices and the need to provide effective oversight in these areas. Shentel strives to make a positive difference in the communities we serve through our dedication to providing high quality and reliable services, our sincere commitment to being a good employer, our efforts to maximize business outcomes while also minimizing our impact on the environment, our ongoing engagement and support for the communities where we operate and our unwavering and strict adherence to the highest ethical standards.
We specialize in providing state of the art services to rural and underserved markets, and our vision is to ensure that the communities we serve have access to the same level of telecommunications services as those found anywhere in the United States. Our mission is to enrich the lives of the customers we serve with the highest quality telecommunications services by making investments in technology, using innovative thinking and delivering high-quality local customer service that makes using technology easy.
Governance. Our Board of Directors has risk oversight responsibility for Shentel and administers this responsibility both directly and with the assistance from its committees, which is described further under the section entitled "Role of the Board of Directors in Risk Oversight", herein. Each of the committees periodically reports to the Board of Directors on its risk oversight activities. In addition to other oversight responsibilities, the Nominating and Corporate Governance Committee of the Board of Directors oversees Shentel's environmental, social, and governance (“ESG”) program, including oversight of ESG-related policies, objectives and practices and Shentel's strategy relating to such matters. In 2023, Shentel continued to build on the progress made in 2022. Shentel's ESG Steering Committee established sub-committees specific to the Environmental and Social pillars tasked with identifying relevant risks and opportunities over the short, medium and long term, as well as quantifying the potential impact of the same. In an effort to provide ongoing updates regarding our ESG program, we established a webpage that contains relevant information, including the charter of the ESG Steering Committee and our ESG-related policies. This webpage can be found at www.shentel.com/en/legal/esg and may be updated periodically.
Strategy. Shentel's Risk Management Policy defines the framework for risk identification and assessment through which Shentel seeks to assess, identify and manage risks and opportunities, including ESG-related risks, that could meaningfully impact our operations and business. Among the risks identified are weather-related events that could damage our networks and impact service delivery, such as downed transmission lines, flooded facilities, power outages, fuel shortages, network congestion, delay or failure, damaged or destroyed property and equipment, and work interruptions. We also understand that concern over climate change or other ESG matters may result in new or increased legal and regulatory requirements. We aim to have a thorough understanding of all relevant risks and ensure that each risk is mitigated or managed in an effective way.
Risk Management. Shentel's ESG Steering Committee is focused on each of the ESG pillars Environmental, Social and Governance. The ESG sub-committees seek to identify and assess the associated risks within its focus area and, where appropriate, provide recommendations to the ESG Steering Committee on how to properly mitigate or manage the same. The ESG Steering Committee, through Shentel's General Counsel, provides the Nominating & Corporate Governance Committee bi-annual updates regarding Shentel's ESG-related risks, opportunities, and related activities. We also have a robust enterprise risk management program led by a cross-functional Enterprise Risk Management Committee. The Enterprise Risk Management Committee meets quarterly and is charged with identifying, assessing and managing enterprise-wide risks. The Enterprise Risk Management Committee ranks each risk according to likelihood and potential impact and tracks changes to those rankings on an on-going basis to determine whether additional action plans should be developed in response. ESG-related risks are integrated into the committee's overall risk management program, ensuring that these risks get the same level of focus and oversight as any other enterprise-level risk. As further described in the above section entitled "Role of the Board of Directors in Risk Oversight", the Chief Information Officer provides a report, at least annually, to the full Board regarding Shentel's risk management program, including ESG risks and opportunities, ensuring not only committee visibility, but also full-Board visibility.
Our Communities. Shentel is committed to developing partnerships with the communities we serve. We seek to strengthen the communities where our customers, business partners and employees live and work through philanthropy, volunteerism and support of local community initiatives. Shentel strives to be a good neighbor and encourages our employees to do the same by volunteering time and talent to support causes. We support the philanthropic interests of our employees and empower them to be a positive influence in their community, including through our Summer Backpack program (our summer food service program for local children) and The Big Give during the holiday months. Shentel has a charitable contribution matching program, in which the Shentel Foundation matches employees’ charitable contributions dollar for dollar up to a specified amount to qualified non-profit organizations of the employees’ choosing. Significant donations of funds, time and materials are given to the communities we serve and are evidence of Shentel’s desire and commitment to create deeper connections with our communities and between our team members.
Our Employees. Shentel believes that the key to building a stronger company rests firmly with our employees. We are committed to creating a diverse and inclusive workplace where our employees feel valued, respected and safe. We respect and encourage diverse viewpoints and we are committed to seek diversity and equality in all areas of our business, including hiring, compensation, promotion and career development. In 2023, we continued our efforts relating to diversity, equity and inclusion by conducting a company-wide survey and developed relevant training based off of survey results, as well as best practices. The Company does not tolerate or condone any type of discrimination prohibited by law, including harassment. We seek to create a work environment in which our employees can grow their careers and offer continuous training and development at all employee levels and career stages, including offering a tuition assistance program for full-time employees. Shentel supports its employees’ well-being by hiring experienced and motivated personnel dedicated to the safety and wellness of its employees and empowering its Safety Committee to continuously discuss and implement ways to improve safety conditions and programs. Shentel also offers benefits programs that promote wellness, safety and a healthy work/life balance.
Our Environment. Shentel is committed to minimizing our impact on the environment through thoughtful action. We strive to minimize our impact by balancing environmental sustainability initiatives intended to reduce energy, waste and materials consumption with the needs of our employees, customers, shareholders and the communities we serve. We pursue this balance by ensuring that our efforts support the financial health of Shentel, the health and wellness of our employees, the quality and reliability of service we offer our customers, our mission to ensure access to the same level of telecommunications for rural and underserved markets and the value we create for our shareholders. In furtherance of this commitment, Shentel adopted an official Environmental Policy, which was distributed to every employee of the Company.
Our Ethics. Our Code of Business Conduct and Ethics lays the foundation of our ethics and compliance programs. Shentel has always subscribed to the highest ethical standards, and our employees, officers and directors are expected to conduct business legally and ethically and insist that our vendors and business associates do the same. Obeying the law, both in letter and in spirit, is one of the foundations on which Shentel’s ethical policies are built. Our commitment to promoting the highest ethical standards includes a responsibility to foster an environment that allows employees to report violations without the fear of retaliation or retribution. We maintain a firm no-retaliation policy. To learn more about our commitment to ethical and responsible business practices, please see our Code of Business Conduct and Ethics posted in the “Corporate Governance” section of our website at investor.shentel.com.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the Company’s compensation program for its executive officers, including its Chief Executive Officer and the other “named executive officers” identified in the 2023 Summary Compensation Table below, and explains how the Company’s independent directors determined the levels and forms of the compensation that was awarded to, earned by or paid to the executive officers for 2023. In addition to the matters described below, the independent directors considered the results of the advisory vote by shareholders on the “say-on-pay” proposal presented to shareholders at the April 25, 2023 Annual Meeting of Shareholders in determining the levels and forms of compensation that was awarded to, earned by or paid to our named executive officers in 2023. As reported in the Company’s Current Report on Form 8-K, filed with the SEC on April 27, 2023, approximately 98% of the votes cast on the say-on-pay proposal were in favor of our named executive officer compensation. Accordingly, the Company did not make any changes to its executive compensation program as a result of the vote.
For 2023, the Board of Directors did not delegate to the Compensation Committee the authority to determine the overall compensation of the Company’s Chief Executive Officer. Instead, in accordance with the Compensation Committee charter, the compensation of the Chief Executive Officer was determined by the Company’s independent directors (representing all members of the Board of Directors except for Mr. French, who is also the Company’s Chief Executive Officer) upon the recommendation of the Compensation Committee. Compensation of all other executive officers was determined in accordance with the Compensation Committee charter by the Compensation Committee following consideration of the advice and recommendations of the Chief Executive Officer.
Since 2015, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”), a company that consults on employee benefits and compensation issues, to provide a review and assessment of the Company’s executive compensation practices and to recommend possible changes that should be considered with respect to those practices. FW Cook was also asked to make recommendations regarding the structure of executive compensation, including the relative levels of base salaries, short-term incentive compensation, and long-term equity-based compensation. In 2022 FW Cook also provided advice regarding the composition of the peer group used in evaluating the Company’s executive compensation practices, which the Company and the Compensation Committee continue to use to inform decisions made regarding changes to executive compensation. This peer group includes the following companies: 8X8, Inc.; ATN International, Inc.; Bandwidth Inc.; Clearfield, Inc.; Cogent Communications Holdings, Inc.; Digital Turbine, Inc.; Globalstar, Inc.; Gogo Inc.; InterDigital, Inc.; Iridium Communications Inc.; Edgio, Inc. (formerly Limelight Networks, Inc.); Ooma, Inc.; Progress Software Corporation; Radius Global Infrastructure, Inc (acquired by EQT Partners on September 21, 2023).; and, Tucows Inc. These companies were selected for comparison because they were considered by FW Cook to reflect similar company attributes and core competencies for executive talent and reflect the labor market for the Company’s executive talent, in terms of both industry and organizational complexity, notwithstanding that none of these companies may be directly comparable to the Company. Although the Compensation Committee generally believes that the target total compensation should be at the median of the peer group, the Company does not specifically “benchmark” compensation for specific executives or strive to pay our executive officers, including the named executive officers, at a particular level of compensation. Instead, the Compensation Committee used the information to understand the range of compensation among these comparison companies and to obtain a general understanding of compensation practices.
The Compensation Committee continues to consult with FW Cook from time to time, as appropriate, and did so in 2023.
The Company’s Chief Executive Officer is responsible for reviewing the performance of the other executive officers, which includes each of the Company’s other named executive officers. The Company’s Chief Executive Officer brings individual recommendations with respect to those officers to the Compensation Committee for their review, consideration and approval. In addition, the Chief Executive Officer is responsible for recommending to the Compensation Committee individual performance objectives in connection with annual incentive bonuses for the other executive officers, which are reviewed, adjusted when appropriate and approved by the Compensation Committee.
The Company’s executive compensation program is intended to attract and retain the management talent needed to successfully lead our Company and increase shareholder value. The program rewards executives for using their knowledge and skill to meet defined objectives set by the Board for the Chief Executive Officer and set by the

Compensation Committee for the other executive officers, and thereby motivates executives to perform and meet those objectives.
The Company’s executive compensation program primarily consists of base salary, annual incentive bonuses and long-term incentives in the form of equity-based compensation. Base salary represents the fixed component of the Company’s executive compensation program and is designed to provide compensation to executives based upon their experience, duties and scope of responsibilities. Annual incentive bonuses represent a variable component of compensation and are intended to reward executives for specific achievements or improvements in the Company’s performance and individual accomplishments toward specific objectives. Long-term, equity-based incentive compensation represents a variable component which seeks to reward executives for performance that helps maximize long-term shareholder value, while further aligning the executives’ financial interests with those of our shareholders, and also serves as a retention tool.
All incentive compensation (both cash and equity compensation) received by executive officers and certain other employees of the Company (“Senior Management”) is subject to reduction, cancellation, forfeiture and recoupment under the Company’s Executive Compensation Recovery Policy (the "Recovery Policy"). The Recovery Policy is intended to supplement, but not limit or constrain, any statutory or regulatory right or obligation of the Company to recover compensation from its employees (including, without limitation, the requirements of the Sarbanes-Oxley Act of 2002 and Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Additionally, all cash incentive compensation received by executive officers is subject to recoupment if the Company is required to prepare an Accounting Restatement during the three-year look-back period in compliance with the provisions of the Dodd-Frank Act's clawback requirements as outlined in the Company's Incentive Award Recoupment Policy (the “Recoupment Policy”). The Recoupment Policy is designed to satisfy relevant Nasdaq requirements and is attached as an exhibit to our Annual Report on Form 10-K.
The Company also provides various benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those employees who may be eligible to participate:

Benefit Plan	Executive Officers	Full-time Employees
401(k) Plan (a)	X	X
Medical/Dental/Vision Plans (a)	X	X
Life and Disability Insurance (a)	X	X
Annual Incentive Plan (Bonus)	X	X
Equity Incentive Plan (Stock Awards)	X	X
Severance Arrangements	X	X
Deferred Compensation Plan (b)	X	Not offered
Defined Benefit Pension Plan	Not offered	Not offered
Defined Benefit Executive Supplemental Retirement Plan	Not offered	Not offered
Employee Stock Purchase Plan	Not offered	Not offered
Employment Contracts	Not offered	Not offered
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(a)All full-time employees meeting certain eligibility requirements are eligible to participate in these plans on essentially the same terms (except for certain differences resulting from differences in annual base compensation).
(b)The Company maintains an Executive Supplemental Retirement Plan for certain of its executive officers, but discontinued contributions to the Plan as of June 2010. Only the Company's Chief Executive Officer currently participates in this Plan.

The Company believes that perquisites for executive officers should be extremely limited in scope and value and has historically provided few perquisites. The following table lists the perquisites offered, and which employees are eligible to receive them:

Type of Perquisites	Executive Officers	Full-time Employees
Employee Discounts (a)	X	X
Spousal Travel Reimbursements (b)	X	X
Automobile Allowance	Not offered	Not offered
Financial Planning Allowances	Not offered	Not offered
Country Club Memberships	Not offered	Not offered
Personal Use of Company Aircraft (c)	Not offered	Not offered
Security Services	Not offered	Not offered
Dwellings for Personal Use (d)	Not offered	Not offered
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(a)All employees are eligible for discounts on Company services.
(b)The Company encourages the spouses of executive officers and certain employees to accompany them to certain Company-sponsored events (such as industry association conventions and conferences). The Company reimburses the executive or employee for the cost of the spouse’s travel and expenses and adds such reimbursements to taxable pay for W-2 purposes. The Company does not gross up pay to cover the taxes on such reimbursements.
(c)The Company does not own, lease or use private aircraft.
(d)The Company does, under certain circumstances, provide hiring/relocation bonuses to newly hired employees and executive officers that may, in whole or in part, be used for temporary living expenses.
Base Salaries
Base salaries reflect the scope of an executive’s responsibilities and their performance in directing and managing the efforts of the Company or the business unit for which the executive is responsible. Base salaries are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for recruiting executive talent. Base salaries are reviewed annually by the Compensation Committee, taking into consideration such factors as individual performance and responsibilities, changes to cost of living, the executive’s potential overall compensation package and general economic conditions. Comparisons to base salaries for comparable positions at public companies considered to be peers of the Company are also taken into consideration.
Discretionary Bonuses
In recognition of their efforts and contributions to the successful sale of the Company’s wireless assets and operations to T-Mobile in 2021, the Company’s Chief Executive Officer recommended, and the Compensation Committee approved, awards of discretionary bonuses to certain members of the management team, including Mr. McKay, Mr. Volk, and Ms. Cheng in 2021. These discretionary bonuses are reflected in the “Bonus” column of the “Summary Compensation” table on page 28 below.
Annual Incentive Bonuses
Annual incentive bonuses are intended to focus the executive’s energy into improving corporate performance based on priorities set by the Board, and to reward the executives for the achievement of specific objectives that are deemed to be important to the ongoing success of the Company. Annual incentive bonuses are calculated as a percentage of base pay. Target bonuses for named executives were 90% for Christopher E. French as Chief Executive Officer; 70% for Edward H. McKay as Chief Operating Officer; 60% for James J. Volk as Chief Financial Officer; 50% for Richard W. Mason, Jr. as SVP-Engineering & Operations; and 50% for Elaine M. Cheng as Chief Information Officer. In order to be eligible to receive the annual incentive bonus, every eligible employee of the Company, including named executive officers, must remain employed through December 31 of the performance year except in the case of retirement, death, or disability.
Annual incentive bonuses for salaried employees, including the named executive officers, have been based upon the achievement of a combination of Company-wide financial and service performance goals and achievement of individual objectives. For 2023, the Company-wide objectives represented 80% of the total target for each of the named executive officers, and the individual objectives represented 20% of the total target. Individual objectives for the Chief Executive Officer were established by the Board of Directors, based on recommendation by the Compensation Committee. The annual incentive bonus targets for the Chief Financial Officer and other named executive officers were approved by the Compensation Committee, based on recommendations from our Chief Executive Officer. In a given year’s plan, each officer’s actual bonus can range from zero, in the event there is a failure to achieve any of the goals or objectives, up to 200% of the target bonus, in the event all of the goals and objectives are exceeded.
For 2023, Company-wide performance goals consisted of five components for salaried Company employees, including the named executive officers. The first component, representing 70% of the total target for the Chief Executive Officer and the Chief Operating Officer, and 60% of the total target for the Chief Financial Officer, the Chief Information Officer, and the SVP-Engineering and Operations, was a financial objective based on Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA), which the Company believes is a key driver to creating long-term shareholder value. Prior to 2022, the Company used a financial objective based on Adjusted Operating Income Before Depreciation, and Amortization (OIBDA), a measure similar to EBITDA. The change in 2022 was made to align the metric used for annual incentive bonus purposes with the Company's public disclosures which changed to more closely conform with disclosures in the telecommunications industry. Adjusted EBITDA, as used for determining executive compensation ("Compensation Adjusted EBITDA"), is different than Adjusted EBITDA, as reported in the Company’s earnings releases and other financial reporting filings with the SEC. The Company defines Adjusted EBITDA in financial reporting filings with the SEC as net income (loss) from continuing operations calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, impairment, other income (expense), net, interest income, interest expense, income tax expense (benefit), stock compensation expense, transaction costs related to acquisition and disposition events (including professional advisory fees, integration costs, and related compensatory matters), restructuring expense, tax on equity award vesting and exercise events, and other non-comparable items. Compensation Adjusted EBITDA used in the context of the Company-wide performance goals also excludes accrued expenses for the current year’s incentive plan, revenue or expenses from services provided to T-Mobile impacted by the 2021 sale of the wireless business, expenses relating to retirement plans mark-to-market adjustments and plan termination expenses, litigation expenses and settlements resulting in income or loss greater than $500,000 per incident; and impact from changes to accounting policies which result in an individual outcome of $500,000 or more.
Achievement levels for the Compensation Adjusted EBITDA Company-wide performance goal were: a threshold performance of $61.8 million (below which no bonus would be earned on this component); a target performance of $72.7 million (which represented 100% achievement toward this component); and a maximum performance of $83.6 million (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). The maximum performance level of $83.2 million represented 115% of budgeted Compensation Adjusted EBITDA for 2023 and was viewed when set as an aspirational goal, the attainment of which would reflect particularly high achievement.
Calculated as set forth above, the Compensation Adjusted EBITDA for 2023 was $77.8 million. Based upon these results and after considering whether any unusual items impacted the financial accomplishments in 2023, the Company’s independent directors, upon recommendation of the Compensation Committee, determined that the $61.8 million target threshold had been exceeded, resulting in a 146% achievement for the financial objective.
The other four Company-wide performance goals for 2023 were: 1) total net additions of Data Revenue Generating Units (RGUs) served by Glo Fiber and Virginia Telecommunications Initiative ("VATI"); 2) Households/Businesses Released to Sales for Glo Fiber and VATI or subsidized fiber; 3) Incumbent Cable Residential and SMB Revenue; and 4) Commercial Fiber Sales Bookings. These metrics were chosen as performance objectives to align with the Company’s focus on continued customer growth as a measure of performance against alternative providers.
The Glo Fiber RGU Net Additions component represented 3.5% of the total target bonus for the Chief Executive Officer and the Chief Operating Officer, and 7% of the total target bonus for each of the Chief Financial Officer, the Chief Information Officer, and the SVP-Engineering and Operations. Achievement levels for the Glo Fiber and VATI RGU Net Additions component were: a threshold performance of 17,347 net additional Glo Fiber and VATI RGUs (below which no bonus would be earned), a target performance of 21,684 net additional RGUs (which represented 100% achievement toward this component), and a maximum performance of 26,021 net additional RGUs (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). In 2023, the Company delivered 17,785 Glo Fiber and VATI RGU Net Additions, resulting in a 10% achievement for this portion of the Company-wide objectives.

The Glo Fiber Households/Businesses Released to Sales objective represented 3.5% of the total target bonus for the Chief Executive Officer and the Chief Operating Officer, and 7% of the total target bonus for each of the Chief Financial Officer, the Chief Information Officer, and the SVP-Engineering and Operations. Achievement levels for the Glo Fiber Households/Businesses Released to Sales component were: a threshold performance of 82,490 Households/Businesses Released to Sales (below which no bonus would be earned), a target performance of 103,112 Households/Businesses Released to Sales (which represented 100% achievement toward this component), and a maximum performance of 123,734 Households/Businesses Released to Sales (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). In 2023, the Company delivered 89,386 Glo Fiber Households/Businesses Released to Sales, resulting in a 33% achievement for this portion of the Company-wide objectives.
The Incumbent Cable Residential and SMB Revenue component represented 1.5% of the total target bonus for the Chief Executive Officer and the Chief Operating Officer, and 3% of the total target bonus for each of the Chief Financial Officer, the Chief Information Officer, and the SVP-Engineering and Operations. Achievement levels for the Incumbent Cable Residential and SMB Revenue component were: a threshold performance of $166.8 million (below which no bonus would be earned), a target performance of $173.8 million (which represented 100% achievement toward this component), and a maximum performance of $180.7 million (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). In 2023, the Incumbent Cable Residential and SMB Revenue was $176.4 million, resulting in a 138% achievement for this portion of the Company-wide objectives.
The Commercial Fiber Sales Bookings component represented 1.5% of the total target bonus for the Chief Executive Officer and the Chief Operating Officer, and 3% of the total target bonus for each of the Chief Financial Officer, the Chief Information Officer, and the SVP-Engineering and Operations. Achievement levels for the Commercial Fiber Sales Bookings component were: a threshold performance of $320,000 (below which no bonus would be earned), a target performance of $400,000 (which represented 100% achievement toward this component), and a maximum performance of $480,000 (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). In 2023, the Commercial Fiber Sales Bookings was $349,845, resulting in a 37% achievement for this portion of the Company-wide objectives.

For 2023, individual performance objectives represented 20% of the total potential achievement toward the incentive bonuses of the each of the named executive officers. The individual performance objective of the Chief Executive Officer was made up of four components: 1) maximizing the Company’s strategic and competitive positioning, weighted 40%; 2) executive succession planning, weighted 20%; 3) expense reductions and maintaining quality of financial reporting and internal controls, weighted 20%; and 4) minimizing Glo Fiber construction costs, weighted 20%. Achievement of the first component, maximizing the Company’s strategic and competitive positioning, was determined by the Compensation Committee as having exceeded expectations, resulting in a performance of 150% of target. Achievement of the second component, executive succession planning, was determined by the Compensation Committee as having exceeded expectations, resulting in a performance of 150% of target. Achievement levels for expense reductions and maintaining quality of financial reporting and internal controls were based on maintaining quality of financial reporting and internal controls and actual Company expenses versus budgeted Company expenses, the latter of which had the following measurements: a threshold performance of $160.2 million in expenses (below which no bonus would be earned), a target performance of $158.1 million in expenses (which represented 100% achievement toward this component), and a maximum performance of $156.1 million in expenses (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). Achievement of the third component, expense reductions and maintaining quality of financial reporting and internal controls, was determined by the Compensation Committee as having exceeded threshold expectations with expenses being $155.9 million achieved while also having maintained quality of financial reporting and internal controls, resulting in a weighted performance of 200% of target. Achievement levels for the minimizing Glo Fiber construction costs were: a threshold performance of $1,392 Cost to Pass (below which no bonus would be earned), a target performance of $1,265 Cost to Pass (which represented 100% achievement toward this component), and a maximum performance of $1,139 Cost to Pass (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). Achievement of the fourth component, minimizing Glo Fiber construction costs, was determined by the Compensation Committee as having exceeded threshold expectations with a Cost to Pass of $1,305, resulting in a performance of 68% of target. As a result of his achievement on all components with respect to those goals, the Compensation Committee determined, and the Board of Directors approved, that the Chief Executive Officer achieved a combined weighted performance of 144% of his individual performance objective.
The individual performance objective of the Executive Vice President – Chief Operating Officer was made up of three components: 1) maximizing the Company’s strategic and competitive positioning, weighted 50%; 2) expense reductions and maintaining quality of financial reporting and internal controls, weighted 25%; and 3) minimizing Glo Fiber construction costs, weighted 25%. Achievement of the first component, maximizing the Company’s strategic and competitive positioning, was determined by the Compensation Committee based on the assessment of the Chief Executive

Officer as having exceeded expectations, resulting in a performance of 150% of target. Achievement levels for expense reductions and maintaining quality of financial reporting and internal controls were based on maintaining quality of financial reporting and internal controls and actual Company expenses versus budgeted Company expenses, the latter of which had the following measurements: a threshold performance of $160.2 million in expenses (below which no bonus would be earned), a target performance of $158.1 million in expenses (which represented 100% achievement toward this component), and a maximum performance of $156.1 million in expenses (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). Achievement of the second component, expense reductions and maintaining quality of financial reporting and internal controls, was determined by the Compensation Committee as having exceeded threshold expectations with expenses being $155.9 million achieved while also having maintained quality of financial reporting and internal controls, resulting in a weighted performance of 200% of target. Achievement levels for the minimizing Glo Fiber construction costs were: a threshold performance of $1,392 Cost to Pass (below which no bonus would be earned), a target performance of $1,265 Cost to Pass (which represented 100% achievement toward this component), and a maximum performance of $1,139 Cost to Pass (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). Achievement of the third component, minimizing Glo Fiber construction costs, was determined by the Compensation Committee based on the assessment of the Chief Executive Officer as having exceeded threshold expectations, with a Cost to Pass of $1,305, resulting in a performance of 68% of target. As a result of his achievement on all components, the Executive Vice President – Chief Operating Officer achieved a weighted performance of 142% of his individual performance objective.
The individual performance objective of the Chief Financial Officer was made up of three components: 1) control deficiencies and significant deficiencies identified by auditors, weighted 35%; 2) expense reductions and maintaining quality of financial reporting and internal controls, weighted 35%; and 3) maximizing the Company’s strategic and competitive positioning, weighted 30%. Achievement levels for the control deficiencies and significant deficiencies identified by auditors were: a threshold performance of 20 control deficiencies or significant deficiencies identified by auditors (below which no bonus would be earned), a target performance of 15 control deficiencies or significant deficiencies identified by auditors (which represented 100% achievement toward this component), and a maximum performance of five control deficiencies or significant deficiencies identified by auditors (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). Achievement of the first component, control deficiencies and significant deficiencies identified by auditors, was determined by the Compensation Committee based on the assessment of the Chief Executive Officer as having exceeded expectations, with six deficiencies identified, resulting in a performance of 190% of target. Achievement levels for expense reductions and maintaining quality of financial reporting and internal controls were based on maintaining quality of financial reporting and internal controls and actual Company expenses versus budgeted Company expenses, the latter of which had the following measurements: a threshold performance of $160.2 million in expenses (below which no bonus would be earned), a target performance of $158.1 million in expenses (which represented 100% achievement toward this component), and a maximum performance of $156.1 million in expenses (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). Achievement of the second component, expense reductions and maintaining quality of financial reporting and internal controls, was determined by the Compensation Committee as having exceeded threshold expectations with expenses being $155.9 million achieved while also having maintained quality of financial reporting and internal controls, resulting in a weighted performance of 200% of target. Achievement of the first component, maximizing the Company’s strategic and competitive positioning, was determined by the Compensation Committee based on the assessment of the Chief Executive Officer as having exceeded expectations, resulting in a performance of 150% of target. As a result of his achievement on all components, the Chief Financial Officer achieved a weighted performance of 182% of his individual performance objective.
The individual performance objective for the Chief Information Officer was made up of three components: 1) maximizing the Company's strategic and competitive positioning, weighted 40%; 2) expense reductions and maintaining quality of financial reporting and internal controls, weighted 35%; and 3) minimizing information technology (IT) control deficiencies or significant deficiencies, weighted 25%. Achievement of the first component, maximizing the Company’s strategic and competitive positioning, was determined by the Compensation Committee based on the assessment of the Chief Executive Officer as having exceeded expectations, resulting in a performance of 123% of target. Achievement levels for expense reductions and maintaining quality of financial reporting and internal controls were based on maintaining quality of financial reporting and internal controls and actual Company expenses versus budgeted Company expenses, the latter of which had the following measurements: a threshold performance of $160.2 million in expenses (below which no bonus would be earned), a target performance of $158.1 million in expenses (which represented 100% achievement toward this component), and a maximum performance of $156.1 million in expenses (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). Achievement of the second component, expense reductions and maintaining quality of financial reporting and internal controls, was determined by the Compensation Committee as having exceeded threshold expectations with expenses being $155.9, million achieved while also having maintained quality of financial reporting and internal controls, resulting in a weighted performance of 200% of target. Achievement levels for the IT control deficiencies and significant deficiencies identified by auditors were: a threshold performance of seven control deficiencies or significant deficiencies identified by auditors (below which no bonus would be earned), a target performance of five control deficiencies or significant deficiencies identified by auditors (which represented 100% achievement toward this component), and a maximum performance of 1 control deficiencies or significant deficiencies identified by auditors (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). Achievement of the third component, minimizing IT control deficiencies or significant deficiencies, was determined by the Compensation Committee based on the assessment of the Chief Executive Officer as having met expectations, with five IT deficiencies identified, resulting in a performance of 100% of target. As a result of her achievement on all components, the Chief Information Officer achieved a weighted performance of 144% of her individual performance objective.
The individual performance objective for the SVP-Engineering and Operations was made up of three components: 1) expense reductions and maintaining quality of financial reporting and internal controls, weighted 35%; 2) minimizing Glo Fiber construction costs, weighted 35%; and 3) maximizing the Company’s strategic and competitive positioning, weighted 30%. Achievement levels for expense reductions and maintaining quality of financial reporting and internal controls were based on maintaining quality of financial reporting and internal controls and actual Company expenses versus budgeted Company expenses, the latter of which had the following measurements: a threshold performance of $160.2 million in expenses (below which no bonus would be earned), a target performance of $158.1 million in expenses (which represented 100% achievement toward this component), and a maximum performance of $156.1 million in expenses (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). Achievement of the first component, expense reductions and maintaining quality of financial reporting and internal controls, was determined by the Compensation Committee as having exceeded threshold expectations with expenses being $155.9 million achieved while also having maintained quality of financial reporting and internal controls, resulting in a weighted performance of 200% of target. Achievement levels for the minimizing Glo Fiber construction costs were: a threshold performance of $1,392 Cost to Pass (below which no bonus would be earned), a target performance of $1,265 Cost to Pass (which represented 100% achievement toward this component), and a maximum performance of $1,139 Cost to Pass (which represented 200% achievement, and beyond which no additional bonus would be earned on this component). Achievement of the second component, minimizing Glo Fiber construction costs, was determined by the Compensation Committee based on the assessment of the Chief Executive Officer as having exceeded threshold expectations, with a Cost to Pass of $1,305, resulting in a performance of 68% of target. Achievement of the third component, maximizing the Company’s strategic and competitive positioning, was determined by the Compensation Committee based on the assessment of the Chief Executive Officer as having exceeded expectations, resulting in a performance of 136% of target. As a result of his achievement on all components, the SVP-Engineering and Operations achieved a weighted performance of 135% of his individual performance objective.
Based on these determinations and results the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Information Officer, and SVP-Engineering and Operations achieved 144%, 142%, 182%, 144% and 135% of target, respectively, for their individual performance objectives. Along with the combined performance on the Company-wide objectives, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Information Officer, and SVP-Engineering and Operations achieved 135, 135%, 132%, 125% and 123%, respectively, of their total targeted bonus.
Long-Term Equity-Based Compensation
Long-term equity-based compensation is intended to focus each of the executives on the long-term, overall impact of their performance on the Company as a whole, as opposed to the shorter, annual timeframe associated with the annual incentive bonuses. Long-term equity-based compensation also aligns the executives’ interests more closely to those of the Company’s shareholders by generally rewarding executives in proportion to increases in value seen by the entire shareholder base. Due to the long-term nature of this component of compensation, it also serves as a retention tool, helping the Company retain desired management talent.
Historically, the Compensation Committee, with input from its consultant, FW Cook, has structured the Company’s long-term, equity-based incentive compensation program for named executive officers and other management employees as an annual grant of Relative Total Shareholder Return performance-vesting share units (“RTSR PSUs”), combined on a 50/50 basis since 2015 with time-vesting restricted stock units (“RSUs”). During 2022, the Company continued this historic practice with grants made in February, but, in September, the Compensation Committee, upon recommendation of the Chief Executive Officer, also established a limited-duration retention-focused addition to its long-term, equity-based incentive compensation program by approving equity grants to the Company’s executive officers (including all named executive officers except the Chief Executive Officer) in the form of performance share units that will vest at the end of a three-year performance period based on the Company’s achievement of key performance metrics believed to be most closely aligned to creating long-term shareholder value (“Strategic Retention PSUs”). The Strategic Retention PSUs were awarded as part of an overall retention strategy for the Company’s executive officers that the Board (including the Company’s Chief Executive Officer) believes is essential as competition for key talent in the race to build fiber networks has shifted the market upwards when it comes to the overall level of compensation, particularly with respect to long-term equity incentives, needed to retain experienced and successful management personnel. Providing executives with a greater equity stake in the Company also increases their motivation to drive the Company’s strategic growth and success and further enhances their alignment with shareholders. In February 2023, the Compensation Committee granted (or, with respect to the Chief Executive Officer, made a recommendation to the independent directors who granted) the following equity awards to our named executive officers: Christopher E. French, 43,839 time-vesting RSUs and 43,839 RTSR PSUs; Edward H. McKay, 20,924 time-vesting RSUs, 20,924 RTSR PSUs and 20,263 Strategic Retention PSUs; James J. Volk, 19,101 time-vesting RSUs, 19,101 RTSR PSUs and 4,147 Strategic Retention PSUs; Richard W. Mason, 10,870 time-vesting RSUs, 10,870 RTSR PSUs and 9,740 Strategic Retention PSUs; and Elaine M. Cheng, 10,737 time-vesting RSUs, 10,737 RTSR PSUs and 7,216 Strategic Retention PSUs. The Company expects that through 2026, it will continue to grant awards of Strategic Retention PSUs on an annual basis in February in addition to maintaining its historic practice of awarding RTSR PSUs and time-vesting RSUs in February. However, the Compensation Committee, in consultation with the Board, also intends to reassess the Strategic Retention PSU awards each year in light of the then-current and anticipated competitive landscape and the Company’s strategic priorities. The Compensation Committee may, in 2024 and in future years, determine to discontinue or recalibrate the grants of Strategic Retention PSU awards.

The Strategic Retention PSUs were established in addition to the standing annual long-term, equity-based incentive compensation program comprised of equal parts RTSR PSUs and time-vesting RSUs to provide a meaningful, limited-duration incentive for senior management to remain with the Company during a critical period when the Company is strategically focused on driving growth by expanding our broadband network in order to provide service in communities that are near or adjacent to our network. This expansion strategy includes our Fiber-To-The-Home (“FTTH”) broadband service, which we offer under the Glo Fiber brand. Accordingly, the Strategic Retention PSUs granted in February 2023 have a three-year performance period through December 31, 2025 and vesting will only occur if the recipient remains in the continuous employ of the Company through the performance period and the key performance metrics are achieved. The Compensation Committee believes that performance (and outperformance) with respect to these key performance metrics will be consistent with performance (and outperformance) with respect to Relative Total Shareholder Return but also that these key performance metrics represent an important supplemental and focused set of strategic objectives that strike a balance between promoting a high level of strategically vital FTTH growth without encouraging the incurrence of excessive costs that would adversely impact the Company’s financial results and long-term outlook. These key performance metrics are:

•FTTH Passings – Number of homes and businesses passed by the Company’s fiber network and released to sales as of the end of the measurement period as publicly reported in the Company’s Annual Report on Form 10-K.

•Cost to Pass – FTTH Capital Expenditures less the FTTH Cost To Connect Capital Expenditures divided by the Incremental FTTH Passings. “FTTH Capital Expenditures” are the cumulative capital expenditures for the measurement period as publicly reported in the Company’s quarterly earnings call deck and/or earnings call script. “FTTH Cost To Connect Capital Expenditures” are the cumulative capital expenditures for the measurement period to connect a customer to the Company’s fiber network including labor, consumer premise equipment and materials as reported in the Company’s monthly Capital Steering Committee report. “Incremental FTTH Passings” is FTTH Passings as of the end of the measurement period less the FTTH Passings as of the beginning of the measurement period.

•PSU Adjusted EBITDA – This non-GAAP financial measure represents the difference between the Adjusted EBITDA and the Tower Segment Adjusted EBITDA as publicly reported in the Company’s public disclosures for the year ending December 31, 2025. The Adjusted EBITDA is the consolidated net income (loss) from continuing operations less depreciation, amortization, interest expense, income tax expense (benefit), stock-based compensation expense, impairment expense, restructuring expense, merger and acquisition transaction related expenses and other expense (income). The Tower Segment Adjusted EBITDA is Tower segment net income (loss) from continuing operations less depreciation, amortization, interest expense, income tax expense (benefit), stock-based compensation expense, impairment expense, restructuring expense, merger and acquisition transaction related expenses and other expense (income).

As described in more detail below under “Potential Payments Upon Termination or Change in Control,” the Strategic Retention PSUs have similar vesting acceleration provisions upon change in control or death and disability as the RTSR PSUs, but do not provide for acceleration of vesting upon retirement.
Further details relating to the long-term equity grants can be found in the “Grants of Plan-Based Awards” table located on page 31 of this proxy statement.
The Company does not have a program, plan or practice to time equity awards, including option grants, to its executive officers or employees in coordination with the release of material non-public information. The grant date of long-term equity awards for our executive officers is the date of the Board of Directors or relevant Compensation Committee meeting at which the award determinations are made.
Stock Ownership Guidelines and Anti-Hedging Policy
The Compensation Committee has implemented stock ownership guidelines for the Company’s directors and executive officers in order to reinforce the importance of stock ownership and long-term focus. The guidelines apply to all members of the Board of Directors and executive officers of the Company. In 2023, based on the results of a review of practices in the Company’s peer group by FW Cook, the Board, upon the recommendation of the Compensation Committee, updated the Company’s stock ownership guidelines. Expected ownership levels remain: (i) five (5) times base salary for the Chief Executive Officer; (ii) three (3) times base salary for the Chief Operating Officer and Chief Financial Officer; (iii) two (2) times base salary for all other executive officers; and (iv) sixty (60) times the monthly retainer fee for members of the Board. Stock ownership is the sum of the shares of the Company’s stock beneficially owned and does not include unvested shares relating to awards of RSUs, stock options, performance share units, or shares pledged as collateral. Additionally, to emphasize the importance of sharing the same objectives as all shareholders of the Company, the Company’s Insider Trading policy prohibits directors, senior executives, and other designated employees from engaging in hedging transactions, including, but not limited to, collars, forward sale contracts, trading in publicly-traded options, puts, calls or other derivative instruments related to the Company’s common stock that protect against downward changes in the Company’s common stock price.
Retirement Compensation
The Company maintains a defined contribution Executive Supplemental Retirement Plan. Vesting in the Executive Supplemental Retirement Plan is subject to a ten-year service requirement. The Company discontinued contributions to the Executive Supplemental Retirement Plan during 2010. See “Nonqualified Deferred Compensation” for further details.
Summary Compensation Table
The following table presents details about compensation awarded to, earned by or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers serving with the Company at December 31, 2023. We have omitted the columns entitled “Option Awards” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because our named executive officers did not receive option awards or above market earnings on deferred compensation during the years presented.

	Year	Salary	Bonus (a)	Stock Awards (b)	Non-Equity Incentive Plan Comp (c)	All Other Compensation (d)	Total

Christopher E. French President and CEO	2023	$689,000	$—	$1,863,158	$839,266	$27,400	$3,418,824
	2022	684,385	—	1,413,938	692,100	25,700	2,816,123
	2021	688,585	—	1,387,736	319,503	25,000	2,420,824

Edward H. McKay EVP and COO	2023	411,269	—	1,271,430	388,735	25,567	2,097,001
	2022	392,308	—	1,097,194	308,568	25,567	1,823,637
	2021	349,039	130,000	638,260	138,540	22,877	1,278,716

James J. Volk SVP–Finance and CFO	2023	409,392	—	890,005	325,279	27,400	1,652,076
	2022	399,000	—	772,132	259,106	25,700	1,455,938
	2021	390,000	137,000	622,261	118,151	25,000	1,292,412

Richard W. Mason SVP-Eng & Ops	2023	325,000	—	645,671	199,997	26,000	1,196,669
	2022	310,385	—	591,462	167,923	24,190	1,093,960

Elaine M. Cheng SVP and CIO	2023	321,923	—	592,416	201,169	26,281	1,141,789
	2022	311,538	—	547,188	156,482	22,871	1,038,079
	2021	292,212	57,000	382,930	77,907	22,297	832,346
_______________________________________________________
(a)Includes amounts awarded in recognition of efforts and contributions regarding the divestiture of the Company’s wireless operations and assets to T-Mobile.
(b)For all periods shown, amounts represent aggregate grant date fair values for awards of share-based compensation determined pursuant to Financial Accounting Standards Board (“FASB”) Codification Topic 718. See Note 12, Stock Compensation, Earnings per Share, and Dividends, included with the Company’s consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, for additional details regarding the assumption used in calculating the grant date fair values of the stock awards. Assuming maximum performance level is achieved with respect to the 2023 RTSR PSU grants, the grant date fair value of such awards was $1,036,354 for Mr. French, $494,643 for Mr. McKay, $451,548 for Mr. Volk, $256,967 for Mr. Mason, and $253,823 for Ms. Cheng. Assuming maximum performance level is achieved with respect to the 2023 Strategic Retention PSU grants, the grant date fair value of such awards was $382,160 for Mr. McKay, $78,212 for Mr. Volk, $183,696 for Mr. Mason, and $136,094 for Ms. Cheng.
(c)Amounts for annual incentive bonuses each year were earned for performance in that year and were paid in the first fiscal quarter of the following year.
(d)Amounts for all years include employer and matching contributions to the Company’s 401(k) plan and employer contributions to health savings accounts for each named executive officer. The tax-deferred 401(k) and health savings accounts contributions for the Company’s named executive officers were as follows for 2023: $27,400 to Mr. French, $25,567 to Mr. McKay, $27,400 for Mr. Volk, $26,000 for Mr. Mason, and $26,281 for Ms. Cheng.
The Company’s named executive officers do not have employment agreements, and thus are not entitled to any additional benefits upon separation from the Company or following a change in control except as set forth in the sections below titled “Severance Arrangements with our Named Executive Officers” and “Potential Payments Upon Termination or Change in Control.” Vested stock options must be exercised before separation from the Company (except in the case of retirement) and unvested stock and options at separation are forfeited upon separation (except in the case of retirement). If an employee reaches retirement, their award will continue to vest according to the vesting schedule set forth in the award.

Retirement is reached when an employee voluntarily resigns from active employment with the Company after completing 10 years of continuous service, and the sum of the employee’s age and years of service is greater than 75.
Grants of Plan-Based Awards
The table under “2023 Grants of Plan-Based Awards Table” presents information with respect to the grants of plan-based awards by the Company to the named executive officers during 2023.
All named executive officers were granted RTSR PSU awards on February 22, 2023 under the 2014 Equity Incentive Plan in the amounts reflected below in “2023 Grants of Plan-Based Awards Table”. These RTSR PSUs have a three-year performance period through December 31, 2025 and vesting will only occur if the recipient remains in the continuous employ of the Company through the performance period based on the Company’s relative performance as compared to a peer group of companies recommended by AON. The actual number of shares to be issued will be determined based upon the Company’s total shareholder return as compared with the total shareholder return of the peer group. A target number of performance units (as shown in the “2023 Grants of Plan-Based Awards Table” below) was established for each named executive officer at the time of the grant. The actual number of shares to be issued will range from 0 shares (if the Company’s stock performance is in the bottom 25% of the peer group) to 150% of the target number of shares (if the Company’s stock performance is in the top 25% of the peer group). Subject to requirements relating to continued employment with the Company through the performance period end (December 31, 2025), and to special vesting provisions in case of a change of control, death, disability or retirement, the shares will be delivered on the date (which will be no earlier than January 1, 2026 and no later than March 15, 2026) that the Compensation Committee makes the determination as to the Company’s performance relative to the peer group.
All named executive officers were also granted time-vesting RSU awards on February 22, 2023 under the 2014 Equity Incentive Plan in the amounts reflected below in “2023 Grants of Plan-Based Awards Table.” These RSUs vest 25% in February of each of 2024, 2025, 2026, and 2027 if the recipient remains in the continuous employ of the Company through the applicable vesting date.
All named executive officers, except for the Chief Executive Officer, were also granted Strategic Retention PSUs on February 22, 2023 under the 2014 Equity Incentive Plan in the amounts reflected below in the “2023 Grants of Plan-Based Awards Table.” These Strategic Retention PSUs have a three-year performance period through December 31, 2025 and vesting will only occur if the recipient remains in the continuous employ of the Company through the performance period and the key performance metrics are achieved. The actual number of shares to be issued will be determined based upon the Company’s relative achievement of the key performance metrics, which are described in detail above under “Compensation Discussion and Analysis – Long-Term Equity-Based Compensation.” A target number of performance units, as shown below in the “2023 Grants of Plan-Based Awards Table” under the maximum column, was established for each named executive officer receiving such a grant at the time of the grant. The actual number of shares to be issued will range from 0 shares to 100% of the target number of shares. Subject to requirements relating to continued employment with the Company through the performance period end (December 31, 2025), and to special vesting provisions in case of a change of control, death, or disability, the shares will be delivered on the date (which will be no earlier than January 1, 2026 and no later than March 15, 2026) that the Compensation Committee makes the determination as to the Company’s performance relative to the key performance metrics.

2023 Grants of Plan-Based Awards Table
The following table lists grants of plan-based awards to each of our named executive officers during 2023. We have omitted the columns entitled “All Other Option Awards: Number of Securities Underlying Options” and “Exercise or Base Price of Option Awards” because our named executive officers did not receive option awards during 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher E. French	2/22/2023	—	—	—	—	—	—	—	—	(a)
	2/22/2023	—	—	—	21,919	43,839	65,758	—	1,036,354	(b)
	2/22/2023	—	—	—	—	—	—	43,839	826,804	(c)
		—	620,100	1,240,200	—	—	—	—	—

Edward H. McKay	2/22/2023	—	—	—	10,132	15,197	20,263	—	382,160	(a)
	2/22/2023	—	—	—	10,462	20,924	31,386	—	494,643	(b)
	2/22/2023	—	—	—	—	—	—	20,924	394,627	(c)
		—	290,780	581,560	—	—	—	—	—

James J. Volk	2/22/2023	—	—	—	2,074	3,110	4,147	—	78,212	(a)
	2/22/2023	—	—	—	9,550	19,101	28,651	—	451,548	(b)
	2/22/2023	—	—	—	—	—	—	19,101	360,245	(c)
		—	247,020	494,040	—	—	—	—	—

Richard W. Mason	2/22/2023	—	—	—	4,870	7,305	9,740	—	183,696	(a)
	2/22/2023	—	—	—	5,435	10,870	16,305	—	256,967	(b)
	2/22/2023	—	—	—	—	—	—	10,870	205,008	(c)
		—	164,000	328,000	—	—	—	—	—

Elaine M. Cheng	2/22/2023	—	—	—	3,608	5,412	7,216	—	136,094	(a)
	2/22/2023	—	—	—	5,368	10,737	16,105	—	253,823	(b)
	2/22/2023	—	—	—	—	—	—	10,737	202,500	(c)
		—	162,000	324,000	—	—	—	—	—
_______________________________________________________
(a)The closing stock price as of the day before the grant of the Strategic Retention PSUs, which also represents the fair value of a share of a Strategic Retention PSU, was $18.86 per share.
(b)The fair value of the RTSR PSUs was calculated using a combination of a Monte Carlo simulation model and the closing stock price as of the day before the grant which resulted in a grant date fair value of approximately $23.64 per unit.
(c)The closing stock price as of the day before the grant of the RSU awards, which also represents the fair value of a share of RSU sward was $18.86 per share.

Outstanding Equity Awards at Fiscal Year-End
The following table presents information with respect to the outstanding equity awards at 2023 fiscal year-end for the named executive officers. We have omitted the “Option Awards” columns because our named executive officers did not have any option awards outstanding at 2023 fiscal year-end.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (a)($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($) (b)
Christopher E. French	43,839	(c)	947,799	—		—
	23,358	(d)	505,000	—		—
	12,960	(e)	280,195	—		—
	4,877	(f)	105,441	—		—
	—		—	43,839	(i)	947,799
	—		—	31,144	(j)	673,333
	—		—	21,599	(k)	466,970

Edward H. McKay	20,263	(g)	438,086	—		—
	19,380	(h)	418,996	—		—
	20,924	(c)	452,377	—		—
	12,094	(d)	261,472	—		—
	5,961	(e)	128,877	—		—
	912	(f)	19,717	—		—
	—		—	20,924	(i)	452,377
	—		—	16,125	(j)	348,623
	—		—	9,934	(k)	214,773

James J. Volk	4,147	(g)	89,658	—		—
	3,960	(h)	85,615	—		—
	19,101	(c)	412,964	—		—
	11,523	(d)	249,127	—		—
	5,811	(e)	125,634	—		—
	2,109	(f)	45,597	—		—
	—		—	19,101	(i)	412,964
	—		—	15,364	(j)	332,170
	—		—	9,685	(k)	209,390

Richard W. Mason	9,740	(g)	210,579	—		—
	9,400	(h)	203,228	—		—
	10,870	(c)	235,009	—		—
	6,846	(d)	148,011	—		—
	3,517	(e)	76,038	—		—
	620	(f)	13,404	—		—
	—		—	10,870	(i)	235,009
	—		—	9,127	(j)	197,326
	—		—	5,861	(k)	126,715

Elaine M. Cheng	7,216	(g)	156,010	—		—
	7,050	(h)	152,421	—		—
	10,737	(c)	232,134	—		—
	6,846	(d)	148,011	—		—
	3,576	(e)	77,313	—		—
	685	(f)	14,810	—		—
	—		—	10,737	(i)	232,134
	—		—	9,127	(j)	197,326
	—		—	5,960	(k)	128,855
_______________________________________________________

(a)The market value of the RSU awards is based on the closing price per share of the Company’s common stock ($21.62) as of December 29, 2023.
(b)The market value of the RTSR PSUs is based on the target number of shares under the award multiplied by the closing price per share of the Company’s common stock ($21.62) on December 29, 2023.
(c)The RSUs granted on February 22, 2023 vest ratably each year for four years.
(d)The RSUs granted on February 22, 2022 vest ratably each year for four years.
(e)The RSUs granted on September 21, 2021 vested 10% in February 2022 and 30% in February 2023 and 2024, and will vest 30% in February 2025.
(f)The RSUs granted on February 25, 2020 vest ratably each year for four years.
(g)The Strategic Retention PSUs granted on February 22, 2023 will fully vest in December 2025; provided, however, that the actual number of shares that vest will be certified by the Compensation Committee after review of the Company’s performance relative to certain performance conditions. The table above represents payout at the target amount for these performance-based awards (which is the maximum amount that can be awarded).
(h)The Strategic Retention PSUs granted on September 20, 2022 will fully vest in December 2024; provided, however, that the actual number of shares that vest will be certified by the Compensation Committee after review of the Company’s performance relative to certain performance conditions. The table above represents payout at the target amount for these performance-based awards (which is the maximum amount that can be awarded).
(i)The RTSR PSUs granted February 22, 2023 will vest as of December 31, 2025; provided, however, that the actual number of shares that vest will be certified by the Compensation Committee after review of the Company’s stock price performance relative to the peer group. The table above represents payout at the target amount for these performance-based awards.
(j)The RTSR PSUs granted February 22, 2022 will vest as of December 31, 2024; provided, however, that the actual number of shares that vest will be certified by the Compensation Committee after review of the Company’s stock price performance relative to the peer group. The table above represents payout at the target amount for these performance-based awards.
(k)The RTSR PSUs granted September 21, 2021 will vest as of August 31, 2024; provided, however, that the actual number of shares that vest will be certified by the Compensation Committee after review of the Company’s stock price performance relative to the peer group. The table above represents payout at the target amount for these performance-based awards.
Option Exercises and Stock Vested
The following table presents information with respect to the options exercised and stock awards vested during the 2023 fiscal year for the named executive officers. Our named executive officers did not exercise options during the 2023 fiscal year; therefore, we have omitted the “Option Awards” columns from this table.

	Stock Awards
Name	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting

Christopher E. French	37,673	$737,361
Edward H. McKay	11,288	219,735
James J. Volk	16,391	320,786
Richard W. Mason	6,950	135,419
Elaine M. Cheng	7,358	143,430
Nonqualified Deferred Compensation
In March 2007, effective January 1, 2007, the Company amended the Executive Supplemental Retirement Plan to convert it from a defined benefit plan to a defined contribution plan. The Company discontinued contributions to the plan and closed the plan to new participants effective June 2010. Participants are not permitted to make contributions to the plan, and there were no withdrawals from the plan during 2023. After retirement of the other participants, Mr. French is the only remaining participant in the plan. Participants may direct their balances to a variety of investment options, and returns on these investment options will be reflected as gains or losses in the participants’ accounts under this plan. The Company will also reflect those gains or losses as investment gains or losses on its financial statements. The Company elected to establish a rabbi trust and to contribute amounts to the rabbi trust equal to the participants’ opening balances in the plan, as well as Company contributions required under the plan, and to make investments under the rabbi trust as directed by the participants’ election choices.

Name	Aggregate Earnings in Last FY	Aggregate Balance at Last FY

Christopher E. French	$401,099	$2,290,318
Edward H. McKay	—	—
James J. Volk	—	—
Richard W. Mason	—	—
Elaine M. Cheng	—	—
Severance Arrangements with our Named Executive Officers
On February 7, 2020, we entered into severance agreements with Mr. French, Mr. McKay, Mr. Mason and Ms. Cheng, and with Mr. Volk on August 19, 2021 (the “Severance Agreements”), each of which terminate on the earlier of (i) prior to a change in control, December 31, 2023 (which termination date was automatically extended pursuant to the terms of the Severance Agreements for an additional one-year period to December 31, 2024 and will continue to be extended automatically by additional one-year periods unless either party gives written notice that the Severance Agreement will not be extended) or (ii) after a change in control, the date that is 18 months after such change in control (or, if more than one change in control occurs during the term, the date of the last change in control).
Each Severance Agreement provides that should the executive officer’s employment be terminated for any reason, the executive officer is entitled to each of the following as of the date the executive officer’s employment ends: (i) payment of any compensation (including base salary and cash bonus for the year immediately preceding the year of termination) that is earned but unpaid, (ii) payment for any vacation or paid time off that is earned but unused, (iii) reimbursement of expenses in accordance with the Company’s expense reimbursement policy for expenses incurred and unpaid, and (iv) the rights, if any, under any outstanding stock options or other equity awards. The benefits described in clauses (i) through (iii) shall be paid in a single cash payment within 30 days after the date the executive officer’s employment ends.
In the event of an involuntary termination of the executive officer’s employment by the Company for a reason other than “cause” (as defined in the Severance Agreements) or, on or after a change in control, the executive officer’s resignation with “good reason” (as defined in the Severance Agreements), the executive officer is entitled to receive (a) if a change in control has not occurred before the date of termination, (i) an amount equal to one (1) times the executive officer’s annual base salary as in effect on the date the executive officer’s employment ends (but disregarding any reduction in base salary that constitutes “good reason”), payable in installments in accordance with the Company’s regular payroll policy, and (ii) if the executive officer elects to continue coverage under the Company’s health insurance plan under COBRA, reimbursement in an amount equal to the monthly premium that the Company pays for active employees for the same type and level of such coverage for up to 12 months, unless such obligation terminates earlier in accordance with the terms of the Severance Agreement, payable in the month after the month in which the executive officer paid the COBRA premium, or (b) if a change in control has occurred on or before the date of termination, (1) the benefits described in clauses (a)(i) and (ii) above and (2) an amount equal to one (1) times the executive officer’s “target” annual incentive bonus for the year in which the executive officer’s employment ends (the benefits described in (a) and (b) of this paragraph are the “Severance Benefits”). Notwithstanding the foregoing, the Severance Benefits are not applicable in the event of a termination (a) in the event of death or disability or (b) (i) if such employment ends in connection with, or related to, a “transaction” (as defined in the Severance Agreements) and (ii) the executive officer accepts an offer of employment or becomes an employee or otherwise provides services to a purchaser or acquirer in a “transaction.”
The Severance Benefits will be provided to the executive officer only if (i) the executive officer remains continuously employed until the date of termination, (ii) the date of termination is during the term of the Severance Agreement, (iii) the executive officer provides the Company the general release and waiver of claims contemplated by the Severance Agreement, and (iv) the executive officer complies with the covenants in the Severance Agreement, including with respect to non-competition, non-solicitation, confidentiality and non-disparagement. No further Severance Benefits will be provided to the executive officer after the date that the executive officer becomes employed by, or provides services to, a purchaser or acquirer in a “transaction.” In the event that the executive officer breaches certain covenants in the Severance Agreement, the executive officer is obligated to repay to the Company the Severance Benefits previously paid to the executive officer on or after the date of the breach.
If the benefits or payments payable under the Severance Agreement would subject the executive officer to tax under Section 4999 of the Internal Revenue Code, as amended, such payments will be reduced as provided in, and to the extent required by, Section 14.04 of the 2014 Equity Incentive Plan. If any provision of the Severance Agreement is found not to comply with, or otherwise not be exempt from, Section 409A of the Internal Revenue Code, such provision shall be modified, in the sole discretion of the Company, to comply with, or to effectuate an exemption from, Section 409A of the Internal Revenue Code.
Potential Payments Upon Termination or Change in Control
As discussed in the section above titled “Severance Arrangements with Our Named Executive Officers,” the Company is required to pay or provide certain compensation and benefits to each of the named executive officers in the event of certain terminations of employment or a change in control of the Company. In addition to such compensation and benefits, our named executive officers are eligible (i) to receive lump-sum distributions of their vested accumulated benefits under the Executive Supplemental Retirement Plan upon termination of employment, whether by resignation, change of control, severance, retirement, or other reason and (ii) for accelerated vesting of certain equity awards upon certain terminations of employment or a change in control of the Company.
Pursuant to the equity award agreements under the 2014 Equity Incentive Plan related to time-vesting RSUs, RTSR PSUs and Strategic Retention PSUs, our named executive officers are eligible for accelerated vesting of all outstanding unvested awards in the amounts and under the circumstances discussed below:
•Death or Disability. Outstanding awards vest on a pro-rated basis based on the amount of time the named executive officer was employed during the vesting or measurement period and, with respect to RTSR PSU awards, in accordance with the achievement levels determined as of the date of termination.

•Retirement. In the event of retirement, vesting of time-vesting RSUs and RTSR PSUs will not accelerate, but rather will continue to vest in accordance with the original vesting schedule determined at the date of grant. For these purposes, named executive officers are eligible for retirement after completing 10 years of continuous service as long as the sum of the named executive officer’s age and years of service is not less than 75. There are no special retirement eligibility considerations for Strategic Retention RSUs, which will be forfeited if employment is terminated prior to vesting subject to the exceptions in connection death or disability and change in control described above and below.
•Change in Control. In the event a change in control occurs during their respective vesting periods, certain equity awards provide for accelerated vesting. Unless the surviving entity in a change in control substitutes the awards with a grant of equivalent value, the time-vesting RSU awards vest automatically upon a change in control. With respect to RTSR PSU awards, the named executive officer will be entitled to compensation equal to the lesser of the maximum payout for such award or the fair market value of the earned shares on the date of the change of control. Unless the surviving entity in a change in control substitutes the awards with a grant of equivalent value, 100% of the target number of Strategic Retention PSUs vest automatically upon a change in control. The number of Strategic Retention PSUs to be so assumed or substituted shall be calculated as follows: (i) if the change in control date occurs during the first two years of the three-year performance period applicable to the Strategic Retention PSUs, then 100% of the target number of Strategic Retention PSUs shall be converted to time-based RSUs; or (ii) if the change in control date occurs during the third year of the performance period, then the Strategic Retention PSUs shall be converted to RSUs based on actual performance-to-date, as determined by the Compensation Committee in its discretion and in accordance with the award agreement, provided, however, that if actual performance is deemed not determinable, then 100% of the target number of Strategic Retention PSUs shall be converted to RSUs.
In consideration for the foregoing compensation, our named executive officers generally agree to certain restrictive covenants, including non-competition, non-solicitation, confidentiality, and non-disparagement.
The following tables describe estimated amounts of compensation and benefits that could be payable to each named executive officer upon certain terminations or a change in control. All amounts assume the named executive officers terminated employment as of December 31, 2023 and, where applicable, elected to continue COBRA coverage under the

Company’s health insurance plan for 12 months (with reimbursement levels equal to the 2023 Company-paid portion of the officer’s health insurance premium); the value of the accelerated vesting is based on the closing price of our common stock as reported on Nasdaq on December 29, 2023, which was $21.62. The actual amounts that would be paid to each named executive officer upon termination of employment or a change in control can only be determined at the time the actual triggering event occurs. The estimated amounts of compensation and benefits described below do not include certain equity-based compensation, which does not accelerate but continues to vest following retirement for executive officers who are eligible, or amounts payable under the Executive Supplemental Retirement Plan, which are set forth in the section above titled “Nonqualified Deferred Compensation.” This section identifies and quantifies the extent to which those retirement benefits are enhanced or accelerated upon the triggering events described below.
The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of December 31, 2023 for Christopher E. French.

Type of Payment	Termination without Cause prior to a Change in Control	Resignation for Good Reason prior to a Change in Control	Termination without Cause or Resignation for Good Reason after a Change in Control	Change in Control with no Termination	Termination with Cause or Resignation without Good Reason	Death or Disability
Severance Benefit	$689,000	$—	$1,309,100	$—	$—	$—
Healthcare continuation	12,342	—	12,342	—	—	—
Accelerated Vesting of RSUs	—	—	1,838,435	1,838,435	—	1,090,599
Accelerated Vesting of Strategic Retention PSUs	—	—	—	—	—	—
Accelerated Vesting of RTSR PSUs	—	—	2,088,103	2,088,103	—	1,081,554
Total	$701,342	$—	$5,247,980	$3,926,538	$—	$2,172,153
The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of December 31, 2023 for Edward H. McKay.

Type of Payment	Termination without Cause prior to a Change in Control	Resignation for Good Reason prior to a Change in Control	Termination without Cause or Resignation for Good Reason after a Change in Control	Change in Control with no Termination	Termination with Cause or Resignation without Good Reason	Death or Disability
Severance Benefit	$415,400	$—	$706,180	$—	$—	$—
Healthcare continuation	17,605	—	17,605	—	—	—
Accelerated Vesting of RSUs	—	—	862,443	862,443	—	500,647
Accelerated Vesting of Strategic Retention PSUs	—	—	857,082	857,082	—	365,947
Accelerated Vesting of RTSR PSUs	—	—	1,015,772	1,015,772	—	527,634
Total	$433,005	$—	$3,459,082	$2,735,297	$—	$1,394,228

The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of December 31, 2023 for James J. Volk.

Type of Payment	Termination without Cause prior to a Change in Control	Resignation for Good Reason prior to a Change in Control	Termination without Cause or Resignation for Good Reason after a Change in Control	Change in Control with no Termination	Termination with Cause or Resignation without Good Reason	Death or Disability
Severance Benefit	$411,700	$—	$658,720	$—	$—	$—
Healthcare continuation	12,349	—	12,349	—	—	—
Accelerated Vesting of RSUs	—	—	833,322	833,322	—	497,186
Accelerated Vesting of Strategic Retention PSUs	—	—	175,273	175,273	—	74,818
Accelerated Vesting of RTSR PSUs	—	—	954,523	954,523	—	501,004
Total	$424,049	$—	$2,634,188	$1,963,118	$—	$1,073,008
The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of December 31, 2023 for Richard W. Mason.

Type of Payment	Termination without Cause prior to a Change in Control	Resignation for Good Reason prior to a Change in Control	Termination without Cause or Resignation for Good Reason after a Change in Control	Change in Control with no Termination	Termination with Cause or Resignation without Good Reason	Death or Disability
Severance Benefit	$328,000	$—	$492,000	$—	$—	$—
Healthcare continuation	—	—	—	—	—	—
Accelerated Vesting of RSUs	—	—	472,462	472,462	—	278,666
Accelerated Vesting of Strategic Retention PSUs	—	—	413,807	413,807	—	176,926
Accelerated Vesting of RTSR PSUs	—	—	559,050	559,050	—	296,336
Total	$328,000	$—	$1,937,319	$1,445,319	$—	$751,928

The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of December 31, 2023 for Elaine M. Cheng.

Type of Payment	Termination without Cause prior to a Change in Control	Resignation for Good Reason prior to a Change in Control	Termination without Cause or Resignation for Good Reason after a Change in Control	Change in Control with no Termination	Termination with Cause or Resignation without Good Reason	Death or Disability
Severance Benefit	$324,000	$—	$486,000	$—	$—	$—
Healthcare continuation	17,609	—	17,609	—	—	—
Accelerated Vesting of RSUs	—	—	472,268	472,268	—	279,723
Accelerated Vesting of Strategic Retention PSUs	—	—	308,431	308,431	—	132,119
Accelerated Vesting of RTSR PSUs	—	—	558,315	558,315	—	297,130
Total	$341,609	$—	$1,842,623	$1,339,014	$—	$708,972
Pay Ratio Disclosure
In 2015, the SEC adopted rules (as required by the Dodd-Frank Act) requiring disclosure of: (i) the annual total compensation of our median employee (excluding our Chief Executive Officer); (ii) the annual total compensation of our Chief Executive Officer; and (iii) the ratio of the annual total compensation of our median employee to the annual total compensation of our Chief Executive Officer. The annual total compensation of our Chief Executive Officer for fiscal year 2023, as reported in the Summary Compensation Table included in this Proxy Statement, was $3,418,824. The annual total compensation of the median employee, excluding our Chief Executive Officer, for fiscal year 2023, was $86,029. As a result, we estimate that the ratio of the annual total compensation of our Chief Executive Officer to the total compensation of our median employee was 40 to 1 for fiscal year 2023.
We identified the median employee by using the actual compensation paid during 2023, as reported on IRS Form W-2, to our employees as of December 31, 2023. Compensation for employees who joined the Company after January 1, 2023 was annualized for purposes of identifying the median employee. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology used for calculating the total compensation of our Chief Executive Officer as set forth in the Summary Compensation Table.
Compensation Committee Report
We have reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2023 to be included in the proxy statement for the Company’s 2024 annual meeting of shareholders (the “Proxy”). Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s Proxy and incorporate by reference into the Company’s Annual Report on Form 10-K.

Respectfully submitted,

THE COMPENSATION COMMITTEE

John W. Flora, Chair
Tracy Fitzsimmons
Richard L. Koontz, Jr.

Pay Versus Performance
In 2022, the SEC adopted rules (as required by the Dodd-Frank Act) requiring disclosure of the relationship between the executive compensation actually paid and the financial performance of the Company over a defined time horizon. The below table outlines the total Compensation Actually Paid (CAP) calculated in accordance with the SEC rules for the Principal Executive Officer (PEO), which is the Company’s Chief Executive Officer, and the average of the total compensation actually paid for the Non-PEO Named Executive Officers (NEOs) for the given year. Additionally, the table includes the Company-Selected Measure of Adjusted EBITDA, as defined and described in more detail under “Compensation Discussion and Analysis – Annual Incentive Bonuses,” which the Company considers the most important financial performance measure used to link CAP of the PEO and Non-PEO NEOs to Company performance. The Compensation Committee did not utilize CAP as a basis for making its compensation decisions for any of the fiscal years included in the tables and charts below. For information regarding the basis for the compensation decisions made by our Compensation Committee for fiscal 2023, see the “Compensation Discussion and Analysis” section beginning on page 20.

					Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands)	Adjusted EBITDA (in thousands)
Year	Summary Compensation Table Total for PEO (a)	Compensation Actually Paid to PEO (b)	Average Summary Compensation Table Total for Non-PEO NEOs (c)	Average Compensation Actually Paid to Non-PEO NEOs (b)(c)	Total Shareholder Return	Peer Group Total Shareholder Return (d)
2023	$3,418,824	$4,013,574	$1,521,884	$1,922,270	$86	$101	$6,519	$90,595
2022	2,816,123	2,212,185	1,352,904	966,594	63	90	(8,379)	75,961
2021	2,420,824	1,620,948	1,050,218	810,027	101	116	1,003,537	65,726
2020	2,875,067	2,548,852	1,173,111	1,107,434	105	110	120,659	55,789
_______________________________________________________
(a)The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. French, in the Summary Compensation Table ("SCT") for fiscal years 2023, 2022, 2021 and 2020. Mr. French served as CEO for each of the years presented.
(b)The dollar amounts reported represent the amount of CAP, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our CEO or other NEOs during the applicable year, but rather is a value calculated under applicable SEC rules. In general, the amounts also include the year-end value of equity awards granted during the reported year and the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year. NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included. Similarly, no adjustment is made for dividends as there are no dividend rights associated with the equity awards. To calculate the amounts of CAP, the following amounts were deducted from and added to (as applicable) “Total” compensation as reported in the SCT. No equity awards failed to meet the applicable vesting conditions during the applicable periods and there were therefore no related amounts subtracted.

Year	Executive(s)	Summary Compensation Table Total ($)	Subtract Stock Awards ($) (i)	Add Year-End Equity Value ($) (ii)	Change in Value of Prior Equity Awards ($) (ii)	Add Change in Value of Vested Equity Awards ($) (ii)	Fair Value at Vesting Date of Vested Awards Granted in Current Year (iii)	Compensation Actually Paid ($)
2023	CEO	3,418,824	(1,863,158)	1,181,899	449,205	—	826,804	4,013,574
	Other NEOs	1,521,884	(849,881)	972,104	252,686	25,477	—	1,922,270
2022	CEO	2,816,123	(1,413,938)	504,221	(270,438)	(95,559)	671,776	2,212,185
	Other NEOs	1,352,904	(751,994)	556,781	(161,302)	(29,795)	-	966,594
2021	CEO	2,420,824	(1,387,736)	583,623	(503,285)	(144,768)	652,290	1,620,948
	Other NEOs	1,050,218	(488,300)	399,158	(126,310)	(24,739)	-	810,027
2020	CEO	2,875,067	(1,316,267)	611,535	(26,928)	(203,387)	608,832	2,548,852
	Other NEOs	1,173,111	(441,113)	361,819	(2,843)	(11,762)	28,222	1,107,434
_______________________________________________________
(i)Represents the grant date fair value of the equity awards as reported in the “Stock Awards” column in the SCT for each applicable year.

(ii)The fair value of equity awards reported for CAP purposes were valued at each fiscal year end during the vesting period. As discussed in “Executive Compensation – Compensation Discussion and Analysis,” the Company currently grants three types of equity awards. The RTSR PSU awards were valued via Monte Carlo Simulation, the RSU awards were valued using the market closing price of the Company's common stock, and the Strategic Retention PSU awards were valued using the market closing price of the Company's common stock and the Company's current assessment of performance towards the underlying objectives. Certain non-PEO's compensation during 2020 included awards of incentive stock options. These option awards were valued using a Black-Scholes option pricing model.
(iii)For CAP purposes and this table, time-based RSUs are considered “vested” on the date of retirement eligibility. As a result, 100% of the time-based RSUs granted to the CEO were considered “vested” for fiscal years 2023, 2022, 2021 and 2020 and 100% of the time-based RSUs granted to one of the Other NEOs were considered "vested" for fiscal year 2020.

(c)The dollar amounts reported are the amounts of total compensation reported for our NEOs, other than our CEO. For 2023 and 2022, reflects compensation information for Mr. McKay, Mr. Volk, Mr. Mason, and Ms. Cheng. For 2021, reflects compensation information for Mr. McKay, Mr. Volk, Ms. Cheng, and Ms. Tormey. For 2020, reflects compensation information for Mr. McKay, Mr. Volk, Mr. Heimbach, and Mr. Pirtle.
(d)The Peer Group selected for Total Shareholder Return comparisons is the Nasdaq Telecommunications Index.

The various metrics that the Company uses for both our long-term and short-term incentive awards are described in greater detail in “Executive Compensation – Compensation Discussion and Analysis.” The three items listed below represent the most important measures used to link executive compensation actually paid to the Company's actual performance:
a.Adjusted EBITDA
b.Relative Total Shareholder Return
c.Total Fiber Homes/Businesses Passed

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee for the 2023 fiscal year were Mr. Flora, who is the Chair, Dr. Fitzsimmons and Mr. Koontz. During 2023, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on either our Compensation Committee or our Board of Directors. No member of the Compensation Committee serving during 2023 had any relationship requiring disclosure under the section titled “Certain Relationships and Related Transactions” set forth below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
As set forth in the Audit Committee charter, the Audit Committee is responsible for reviewing and approving all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC. Accordingly, the Audit Committee does not approve any related party transaction unless it is (a) deemed commercially reasonable, fair and in, or not inconsistent with, the best interest of the Company, and (b) determined to have terms comparable to those that could be obtained in an arm's-length transaction with an unrelated third party.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed RSM US LLP (“RSM”), as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024. Our shareholders are asked to ratify that appointment at the annual meeting. In accordance with its charter, the Audit Committee will periodically assess the suitability of our incumbent independent registered public accounting firm taking into account all relevant facts and circumstances, including the possible consideration of the qualifications of other accounting firms. If the shareholders do not ratify the appointment of RSM, the Audit Committee will reconsider whether or not to retain RSM as the Company’s independent registered public accounting firm. Even if the appointment of RSM is ratified by the shareholders, the Audit Committee may change the appointment at any time if it determines that a change would be in the best interests of the Company and its shareholders.
Representatives of RSM are expected to attend the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.
RSM served as the Company’s independent registered public accounting firm for the Company’s fiscal years ended December 31, 2023 and 2022. The following sets forth the aggregate fees billed by RSM to the Company for the audit of our annual financial statements for the fiscal years ended December 31, 2023 and December 31, 2022, and fees billed for other services rendered during those periods (in thousands).

	2023	2022
Audit fee (1)	$1,387	$1,532
Audit-related fee (2)	-	-
Tax fee (3)	-	-
All other fee (4)	-	-
Total	$1,387	$1,532
1.Fees for services in connection with the audit of our financial statements and review of our quarterly financial statements.
2.Fees for services provided in connection with financial due diligence.
3.Fees for tax compliance, tax planning, and tax advice, including tax return preparation and requests for rulings or technical advice from tax authorities.
4.Fees for services provided, excluding the services described above, if any.
In making its appointment of RSM as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024, the Audit Committee considered whether RSM’s provision of non-audit services is compatible with maintaining RSM’s independence. RSM does not presently provide any non-audit services to the Company.
Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee pre-approves all audit and permissible non-audit services provided by such firm. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.
The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the ratification of the appointment of RSM US LLP.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Company’s Board of Directors is a standing committee composed of three non-employee directors who meet the independence and expertise requirements of the listing standards of the Nasdaq Stock Market.

During the fiscal year ended December 31, 2023, the Audit Committee reviewed with the Company’s management, internal audit department, and RSM, the scope of the annual audit and audit plans, the results of internal control testing and external audit examinations, the evaluation of the Company’s system of internal controls, the quality of the Company’s financial reporting, and the Company’s process for legal and regulatory compliance. The Audit Committee also monitored the progress and results of the testing of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as described in greater detail in the section titled “Review of Internal Control Over Financial Reporting” in the proxy statement for the 2023 annual meeting of shareholders.
Management is responsible for the Company’s system of internal controls, the financial statements and the financial reporting process, and the assessment of the effectiveness of internal control over financial reporting. RSM is responsible for performing an integrated audit and issuing reports on the following: (1) the Company’s consolidated financial statements; and (2) the Company’s internal controls over financial reporting. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.
Consistent with this oversight responsibility, RSM reported directly to the Audit Committee. The Audit Committee appointed RSM as the Company’s independent registered public accounting firm and approved the firm’s fees. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and RSM the audited financial statements for the year ended December 31, 2023, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, and RSM’s evaluation of the Company’s internal control over financial reporting as of that date. The Audit Committee has also discussed with RSM the matters that the independent public accountants must communicate to the Audit Committee under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).
With respect to the Company’s independent public accountants, the Audit Committee discussed with RSM, among other things, matters relating to its independence and has received the written disclosures and the letter from RSM required by applicable provisions of the PCAOB regarding the independent public accountants’ communications with the Audit Committee concerning independence. The Audit Committee reviews and approves the annual audit fees and any changes in annual audit fees. The Audit Committee or its Chairman, to whom authority has been delegated by the Committee, reviews and approves in advance all non-audit services provided to the Company by RSM. Any fee approvals made by the Chairman pursuant to such delegation of authority are subsequently ratified by the full Audit Committee at its next meeting.
The Audit Committee annually reviews the independence and performance of its independent public accounting firm, including its lead audit partner and engagement team, in connection with the Audit Committee’s responsibility for the appointment and oversight of the Company’s independent public accountants and determines whether to re-engage its independent public accounting firm or consider other audit firms. In doing so, the Audit Committee considers, among other things, the quality and efficiency of the independent public accounting firm’s historical and recent performance on the Company’s audit, the firm’s capability and expertise, the quality and candor of communications and discussions with the firm, the ability of the firm to remain independent, external data relating to audit quality and performance (including recent PCAOB reports on the firm’s and its peer firms), and the appropriateness of fees charged. The Audit Committee also considers RSM’s tenure as the Company’s independent public accountant and its representatives’ familiarity with our operations, businesses, accounting policies and practices, and internal control over financial reporting. Based upon the foregoing considerations, the Audit Committee believes that the continued retention of RSM to serve as the Company’s independent public accountants is in the best interests of the Company and its shareholders.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in the

Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Leigh Ann Schultz, Chair
Victor C. Barnes
Kenneth L. Quaglio

PROPOSAL NO. 3
NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, and the SEC’s rules thereunder, the Board of Directors is asking shareholders to approve, in a non-binding vote, the Company’s named executive officer compensation as disclosed in this proxy statement, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to attract and retain the management talent needed to successfully lead our Company and increase shareholder value.
The Board urges shareholders to read the Compensation Discussion and Analysis beginning on page 20 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table appearing on page 28 and other related compensation tables and narratives of this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.
A vote on this proposal, commonly referred to as a “say-on-pay” resolution, is not binding on the Board of Directors or the Company, nor will it create or imply any change in the fiduciary duties of the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.
This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.
The Company's current policy is to provide shareholders with an opportunity to approve the compensation of the Company’s named executive officers each year at the annual meeting of shareholders. Accordingly, the next such vote is expected to occur at the 2025 annual meeting of shareholders.
The Board of Directors unanimously recommends that shareholders vote FOR the approval of the compensation of the Company’s named executive officers.

PROPOSAL NO. 4
SHAREHOLDER APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS

We are asking shareholders to vote to approve an amendment to our Amended and Restated Articles of Incorporation to increase the maximum size of the Board of Directors to thirteen (13) directors from the current maximum of nine (9) directors (the “Board Size Amendment”).

Article VI of our Amended and Restated Articles of Incorporation currently provides, among other things, that the Board of Directors will consist of not less than seven (7) and not more than nine (9) directors, the exact number of directors within this range to be stated in our bylaws, as may be amended from time to time. We currently have eight (8) directors on the Board. The Board believes that increasing the maximum number of Board seats will provide the Board with greater flexibility in order to add new qualified directors to the Board when a strong candidate is identified, while retaining the benefits of the skills, qualifications, experience, diversity and institutional knowledge of the Company possessed by the current directors.

Additionally, in connection with the anticipated closing of our previously disclosed acquisition of Horizon Acquisition Parent LLC (“Horizon”) and related equity financing, we agreed to appoint to the Board one director designated by an affiliate of GCM Grosvenor (“GCM”), which is one of the equity holders of Horizon, and, subject to shareholder approval of the Board Size Amendment, nominate for election to the Board one director designated by ECP Fiber Holdings, LP (“ECP”), which entered into an investment agreement with us, pursuant to which our wholly-owned subsidiary, Shentel Broadband Holding Inc. (“Shentel Broadband”) will issue to ECP 81,000 shares of Shentel Broadband’s 7% Series A Participating Exchangeable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a purchase price of $1,000 per share, in exchange for $81 million in cash. Pursuant to our investment agreement with ECP, we agreed to seek shareholder approval of the Board Size Amendment and, if ECP’s board designee is not seated following the 2024 annual meeting, the dividend rate on the Series A Preferred Stock will increase by 100 basis points until ECP’s board designee is seated. Please see our Current Report on Form 8-K filed on October 26, 2023, for a more complete description of our anticipated acquisition of Horizon and our related agreements with GCM and ECP.

Accordingly, the Board has determined that it is in the best interests of the Company and its shareholders to adopt and approve the Board Size Amendment to increase the maximum size of the Board from nine (9) directors to thirteen (13) directors. The Board has adopted the Board Size Amendment and recommends that shareholders approve the Board Size Amendment. The description in this proposal of the Board Size Amendment is qualified in its entirety by reference to the text of the Board Size Amendment, which is attached to this proxy statement as Appendix I.

The affirmative vote of the holders of more than two thirds of the outstanding shares of our common stock entitled to vote is required to approve this Proposal No. 4.

If our shareholders approve the proposed Board Size Amendment, we intend to file Articles of Amendment with the State Corporation Commission of the Commonwealth of Virginia to implement the Board Size Amendment, which will become effective upon issuance of a certificate of amendment. In addition, subject to the effectiveness of the Board Size Amendment, the Board intends to amend our Amended and Restated Bylaws to provide that the Board shall fix the number of directors by resolution from time to time within the range specified in the Board Size Amendment. Regardless of whether the Board Size Amendment is approved by our shareholders, the Board intends to appoint the GCM designee to the Board promptly after the later of the Annual Meeting or the closing of the Horizon acquisition. In the event that either the GCM designee or ECP designee is not seated on the Board, GCM or ECP, as applicable, will have the right to designate a non-voting board observer until such time as the GCM designee or ECP designee, as applicable, is seated. In addition, following the closing of the Horizon acquisition, as long as GCM continues to own 5% of the Company’s common stock and ECP continues to own 7.5% of the Company’s common stock, such party will continue to have the right to nominate one director to the Board.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Board Size Amendment.

PROPOSAL NO. 5
SHAREHOLDER APPROVAL OF COMPANY’S 2024 EQUITY INCENTIVE PLAN

Our 2014 Equity Incentive Plan (the “2014 Plan”) has expired. As a result, on February 19, 2024, our Board of Directors adopted the 2024 Equity Incentive Plan (the “2024 Plan”), subject to shareholder approval. The maximum number of shares of our common stock under the 2024 Plan will be 3,000,000 shares, which the Board believes is reasonable, and represents approximately 3.1% of the Company's 96,000,000 total authorized shares. The last time we sought shareholder approval to authorize the issuance of shares of common stock for equity compensation was 2014. If approved by the shareholders, the 2024 Plan will be effective as of March 1, 2024, and will contribute to a potential dilution of approximately 6.0%. This potential dilution was calculated by dividing the total number of shares available for issuance under the 2024 Plan by the total number of shares of outstanding common stock of the Company. If the 2024 Plan is approved by shareholders, no additional awards will be granted under the 2014 Plan (although awards previously made under the 2014 Plan will remain in effect subject to the terms of the 2014 Plan and the applicable award agreement).

The 2024 Plan permits the grant of options, stock appreciation rights, stock awards, restricted stock units, performance shares and performance units (with or without dividend equivalent rights) and other stock-based awards.

Our Board believes that the 2024 Plan will benefit the Company by (i) assisting in recruiting and retaining the services of individuals with high ability and initiative, (ii) providing greater incentives for employees and other individuals who provide valuable services to the Company and its affiliates and (iii) associating the interests of those persons with the Company and its shareholders.

The more significant features of the 2024 Plan are summarized below. The summary of the 2024 Plan is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix II to this proxy statement.

Administration of the 2024 Plan

The 2024 Plan will be administered by our Compensation Committee and the Compensation Committee will approve all terms of awards under the 2024 Plan. Our Compensation Committee also will approve who will receive grants under the 2024 Plan, determine the type of award that will be granted and will approve the number of shares of common stock subject to the grant. The Compensation Committee may delegate all or part of its authority to administer the 2024 Plan to one or more officers; provided, however, that the Compensation Committee may not delegate its authority with respect to awards that are made to any individuals who are subject to Section 16 of the Exchange Act.

Notwithstanding the foregoing, our Board will administer the 2024 Plan in the case of any award that is made to a member of the Board who is not also an employee of the Company or an affiliate. References in this summary to the “Compensation Committee” include the Compensation Committee, any delegate of the Compensation Committee and our Board, in the case of awards made to non-employee directors.

Because awards under the 2024 Plan are made at the Compensation Committee’s discretion, we are unable to determine who will be selected to receive awards or the type, size or terms of the awards that may be granted. For the same reason, we are unable to determine the awards that would have been granted last year if the 2024 Plan had been in effect. However, outstanding awards previously granted to our named executive officers under the 2014 Plan are reported herein. See “Executive Compensation — Grants of Plan-Based Awards.”

Eligibility

All of our employees and employees of our subsidiaries and affiliates are eligible to receive awards under the 2024 Plan. In addition, members of the Board and other individuals who perform significant services for us and our subsidiaries and affiliates may receive awards under the 2024 Plan.

Share Authorization

The number of shares of common stock that may be issued under the 2024 Plan is 3,000,000 shares. In connection with stock splits, stock dividends, recapitalizations and certain other events, the Board will make adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the 2024 Plan, and the terms of outstanding awards.

If any awards under the 2024 Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or are paid in cash, the shares of common stock subject to such awards will again be available for awards under the 2024 Plan. Any shares of common stock that are tendered or withheld from the settlement of an award to satisfy the grant or exercise price or to satisfy a tax withholding obligation under an award shall not be available for future awards granted under the 2024 Plan, however.

Awards

The 2024 Plan authorizes the grant of options to purchase common stock, stock awards, restricted stock units ("RSUs") and stock appreciation rights (“SARs”), performance units or performance shares, and incentive awards. Each type of award is described below.

Options. The 2024 Plan authorizes the Compensation Committee to grant incentive stock options (under Section 421 of the Internal Revenue Code (the “Code”)) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the Compensation Committee, provided that the price per share cannot be less than 100% of the fair market value of a share of common stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted to an individual who is a “ten percent shareholder” under Sections 422 and 424 of the Code). Except in the event of stock splits, stock dividends and other changes in our capitalization, the exercise price of an outstanding option cannot be reduced without the approval of shareholders. In addition, the 2024 Plan provides that without the approval of shareholders no payment may be made on account of the cancellation of an option if the exercise price exceeds the fair market value of a share of common stock.

The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of common stock (or a deemed surrender by attestation of ownership of shares of common stock) with an aggregate fair market value on the date on which the option is exercised equal to the exercise price for the number of shares being purchased, (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board, or (v) pursuant to a “net settlement,” i.e. by issuance of a number of shares equal to the number for which the option is exercised minus the number of shares that have a fair market value equal to the aggregate exercise price. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a “ten percent shareholder”).

Stock Awards. The 2024 Plan also provides for the grant of stock awards. A stock award is an award of common stock that may be subject to restrictions on transferability and other restrictions as the Compensation Committee determines in its sole discretion on the date of grant. A stock award may be subject to vesting or other requirements or restrictions that, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Compensation Committee may determine. Unless the stock award agreement provides otherwise, a participant who receives a stock award will have all of the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares; provided, however, that the 2024 Plan provides that dividends payable on a stock award subject to performance vesting requirements will be payable when, and only to the extent that, the underlying stock award vests. During the period, if any, when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the shares, (ii) the company will retain custody of the certificates, and (iii) a participant must deliver a stock power to the Company for each stock award.

RSUs and SARs. The 2024 Plan authorizes the Compensation Committee to grant RSUs and SARs that provide the recipient with the right to receive cash, shares of common stock or a combination of the two. The amount that the recipient will receive upon settlement of an RSU is a the full value of a share of common stock, and the amount that the recipient will receive upon exercise of the SAR generally will equal the excess of the fair market value of a share of common stock on the date of exercise over the share’s fair market value on the date of grant (the “initial value”) multiplied by the number of shares for which the SAR is exercised. SARs will become exercisable in accordance with terms prescribed by the Compensation Committee. RSUs and SARs may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten years from the date of grant or five years in the case of a SAR granted in tandem with an incentive stock option awarded to a “ten percent shareholder.”

Except in the case of stock splits, stock dividends and other changes in our capitalization, the initial value of an outstanding SAR cannot be reduced without the approval of shareholders. In addition, the 2024 Plan provides that without the approval of shareholders no payment may be made on account of the cancellation of a SAR if the initial value exceeds the fair market value of a share of common stock.

Performance Units or Shares. The 2024 Plan also authorizes the Compensation Committee to grant performance units or performance shares. Performance units or shares represent the participant’s right to receive an amount, based on the value of the common stock, if performance goals or other objectives established by the Compensation Committee are achieved. The Compensation Committee will determine the applicable performance period, the performance goals or other objectives and such other conditions that apply to the performance unit or share. Performance goals may be stated with respect to the performance criteria described below or such other criteria determined by the Compensation Committee. If the performance goals are met, performance units will be paid in cash, shares of common stock or a combination thereof.

Incentive Awards. The 2024 Plan also permits the grant of incentive awards. An incentive award is an opportunity to earn a payment upon the terms and conditions prescribed by the Compensation Committee. The terms and conditions may provide that the incentive award will be earned only to the extent that the participant, the Company or an affiliate achieves objectives measured over a period of at least one year. If an incentive award is earned, the amount payable will be paid in cash, shares of common stock or a combination thereof.

Change in Control

If we experience a change in control, the Compensation Committee may, at its discretion, provide that all outstanding options, stock awards, RSUs, SARs, performance units or incentive awards that are not exercised prior to the change in control will be assumed by the surviving entity, and will become fully vested if the holder’s employment is terminated without “cause” within 18 months from such change in control. If instead the awards are not assumed, then vesting of the awards will be fully accelerated.

In summary, a change of control under the 2024 Plan occurs if:

•a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, at least 50% of our combined voting power or common stock;

•the Company merges into another entity unless the holders of our voting shares immediately prior to the merger have more than 50% of the combined voting power of the securities in the merged entity or its parent;

•the Company sells or disposes of all or substantially all of its assets; or

•during any period of two consecutive years individuals who, at the beginning of such period, constitute our Board, together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our Board.

Dividend Equivalent Rights

The 2024 Plan provides that the Compensation Committee, in its sole discretion, may, pursuant to the applicable award agreement, credit to the account of a participant an amount equal to the value of dividends paid on one share of common stock for each share represented by an award held by such participant. However, under no circumstances will the payment of a dividend equivalent right be made contingent on the exercise of an option or SAR.

Return of Awards; Repayment

The 2024 Plan provides that all awards, and all payments under awards, are subject to any policy that the Company adopts requiring the return or repayment of benefits, i.e., a claw-back policy. To the extent required by any such policy, as in effect on the date that the award is granted, on the date that the payment was made or, as applicable, the date the option or SAR is exercised or the date the stock award or performance unit award is vested or earned, a participant will be required to return any award (if not previously exercised or settled) or to return any payment previously made with respect to an award (if the award has vested or been settled).

Amendment; Termination

The 2024 Plan may be amended or terminated at any time by the Board; provided that no amendment may adversely impair the benefits of participants under outstanding awards. Our shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements (including the repricing of outstanding options and SARs). Our shareholders also must approve any amendment that materially increases the benefits accruing to participants under the 2024 Plan, materially increases the aggregate number of shares of common stock that may be issued under the 2024 Plan or materially modifies the requirements as to eligibility for participation in the 2024 Plan. Unless terminated sooner by the Board or extended with shareholder approval, the 2024 Plan will terminate on the tenth (10th) anniversary of the effective date.

Federal Tax Consequences

Counsel advised us regarding the federal income tax consequences of the 2024 Plan. No income is recognized by a participant at the time an option or SAR is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the incentive stock option. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a nonqualified stock option or an SAR generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the SAR.

Income is recognized on account of the grant of a stock award when the shares subject to the award first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the participant recognizes ordinary income equal to the fair market value of the common stock, less any amount paid by the participant for the common stock.

No income is recognized upon the grant of performance units or incentive awards. Income will be recognized on the date that payment is made under the performance units or incentive award in an amount equal to the amount paid in settlement of the performance units or incentive award.

The employer (either the Company or its affiliate) generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR, the vesting of a stock award and the settlement of performance units and incentive awards. The amount of the deduction generally is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option but may claim a federal income tax deduction on account of certain dispositions of shares acquired under an incentive stock option.

The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the approval of the 2024 Equity Incentive Plan.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2025
Shareholders who intend to present proposals at the 2025 annual meeting of shareholders (the “2025 Annual Meeting”) and have those proposals included in the Company’s proxy statement for the 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, must ensure that those proposals are received at the Company’s principal executive offices located at 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary, no later than November 14, 2024. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2025 Annual Meeting.
In addition, the Company’s bylaws require that notice of proposals by shareholders (including nominations of directors) to be brought before any annual meeting (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the company’s notice of meeting) must be received by the Company’s Corporate Secretary at the address set forth above no more than 150 days prior to, and not fewer than 120 days before, the first anniversary of the preceding year's annual meeting. Accordingly, any such notice of proposal to be brought before the 2025 Annual Meeting must be received between December 1, 2024 and December 31, 2024. Such notice must also comply with the other requirements set forth in the Company's bylaws. The provisions in the Company’s bylaws concerning notice of proposals by shareholders are not intended to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company and its principal executive offices no later than March 1, 2025. However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2024 annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company.

OTHER MATTERS
The Board of Directors does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Derek C. Rieger
Secretary

Dated: March 14, 2024

Appendix I
Board Size Amendment
ARTICLE VI

The authorized number of directors of this Corporation shall be not less than seven (7) and not more than ~~nine~~thirteen (~~9~~13). The number of directors within this range shall be ~~stated~~fixed in accordance with the Corporation’s Bylaws, as may be amended from time to time. When the number of directors is changed the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that the directors in each class shall be as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Appendix II
2024 Equity Incentive Plan
[2024 Equity Incentive Plan begins on the next page]

SHENANDOAH TELECOMMUNICATIONS COMPANY 2024 EQUITY INCENTIVE PLAN
1.Purposes of this Plan. The purpose of this Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to Employees, Directors and Consultants, and (iii) promote the success of the Company's business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase this interest, by permitting them to receive Shares of the Company. This Plan permits the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Performance Shares, and Other Stock-Based Awards.
2.Definitions. As used in this Plan, the following definitions apply:
(a)"Administrator" means the Board or any of its Committees that are administering this Plan, in accordance with Section 4 of this Plan.
(b)"Affiliate" means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
(c)"Applicable Laws" means the requirements relating to the administration of, and the issuance of securities under, equity-based awards or equity compensation plans, including, without limitation, the requirements of U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or may be, granted under this Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.
(d)"Acquiror" means the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be, in a Change in Control.
(e)"Award" means, individually or collectively, a grant under this Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Stock Units, Performance Shares or Other Stock-Based Awards.
(f)"Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Participant, including any amendments thereto. The Award Agreement may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of this Plan.
(g)"Board" means the Board of Directors of the Company.
(h)"Cause" means, with respect to a Participant's termination by the Company as a Service Provider, for "Cause" as such term (or word of like import) is expressly defined in a then- effective written agreement between the Participant and the Company. In the absence of an effective written agreement that contains a definition of Cause, the term Cause shall mean any of the following:
(i) any act or omission by the Participant that constitutes a material breach by the Participant of any of his or her obligations under this Plan or an applicable Award Agreement; (ii) the Participant's conviction of, or plea of nolo contendere to, (A) any felony or (B) another crime involving dishonesty or moral turpitude or a crime which could reflect negatively upon the Company or otherwise impair or impede its operations;
(iii) the Participant engaging in any misconduct, negligence, act of dishonesty, violence or threat of violence (including any violation of federal securities laws) that is injurious to the Company or any of its Affiliates; (iv) the Participant's material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company; (v) the Participant's refusal to follow the directions of his or her superiors; and (vi) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, if the Participant's status as a Service Provider is terminated without Cause, the Company shall have the sole discretion to later use after-acquired evidence to retroactively re-characterize the prior termination as a termination for Cause if such after-acquired evidence supports such an action. If after-acquired evidence would support a termination for Cause and the Participant has already exercised an Option or vested in an Award, the Participant agrees as a condition of his or her receiving the Option that the Company shall repurchase the Shares at the price paid by the Participant, and if instead the Award was granted with no purchase price, then the Award or Shares shall be immediately and automatically forfeited for no consideration, with or without the Participant's consent.

(i)"Change in Control" means, except as otherwise provided in the Award Agreement, the occurrence of any of the following events:
(i)any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, or (B) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent 50% or more of the combined voting power represented by the Company’s then outstanding voting securities;
(ii)there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale, or (B) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the Company's stockholders
(iii)during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iv) of this Section 2(i) or (B) a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of trustees of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
(iv)there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power and common stock of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale.
(j)"Code" means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations and administrative guidance promulgated thereunder.
(k)"Committee" means a committee of Directors or other individuals that satisfies Applicable Laws and was appointed by the Board in accordance with Section 4 of this Plan.
(l)"Common Stock" means the common stock of the Company.
(m)"Company" means Shenandoah Telecommunications Company, a Virginia corporation, and any successor to thereto.
(n)"Consultant" means any natural person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.
(o)"Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code.
(p)"Director" means a member of the Board.
(q)"Disability" means either: (i) a total and permanent disability as defined in Section 22(e)(3) of the Code (applicable only to Incentive Stock Options); or (ii) the Participant (x) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (y) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Participants of the Company; or (z) is determined by the Social Security Administration to be disabled. Notwithstanding the foregoing, the Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its sole discretion.
(r)"Dividend Equivalent Right" means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant. Under no circumstances will the payment of a Dividend Equivalent Right be made contingent on the exercise of an Option or Stock Appreciation Right.
(s)"Employee" means any person, including officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company is sufficient to constitute "employment" by the Company.
(t)"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(u)"Fair Market Value" means, as of any date, if the Common Stock is listed on any established stock exchange or a national market system, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination.
(v)"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.
(w)"Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement, or an intended Incentive Stock Option that does not so qualify.
(x)"Option" means an option to purchase Shares that is granted pursuant to this Plan in accordance with Section 7 hereof.
(y)"Other Stock-Based Awards" means any other awards not specifically described in this Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12 of this Plan.
(z)"Parent" means a "parent corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(aa) "Participant" means a Service Provider who has been granted an Award under this Plan or, if applicable, such other person who holds an outstanding Award.
(bb) "Performance Goals" means goals which have been established by the Administrator in connection with an Award and are based on one or more criteria as established by the Administrator in its sole discretion from time to time.
(cc) "Performance Period" means the time period during which the Performance Goals must be met.
(dd) "Performance Share" means Shares issued pursuant to a Performance Share Award under Section 11 of this Plan.
(ee) "Performance Stock Unit" means, pursuant to Section 11 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(ff) "Plan" means this 2024 Equity Incentive Plan, as amended from time to time.
(gg) "Restricted Stock" means Shares issued pursuant to a Restricted Stock Award under Section 8 of this Plan or issued pursuant to the early exercise of an Option.

(hh) "Restricted Stock Unit" means, pursuant to Section 10 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.
(ii) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to this Plan.
(jj) "Section 16(b)" means Section 16(b) of the Exchange Act.
(kk) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(ll) "Service Provider" means a natural person that is an Employee, Director or
Consultant.
(mm) "Share" means a share of Common Stock, as adjusted in accordance with Section 15 of this Plan.
(nn) "Stock Appreciation Right" or "SAR" means, pursuant to Section 9 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.
(oo) "Subsidiary" means a "subsidiary corporation" with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.Stock Subject to this Plan. Subject to the provisions of Section 15 of this Plan, the maximum aggregate number of Shares that may be issued under this Plan is three million (3,000,000) Shares, all of which may be subject to Incentive Stock Option treatment. Shares will not be deemed to have been issued pursuant to this Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under this Plan will be reduced only by the number of Shares actually issued in such exercise or settlement. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender or withholding of Shares as full or partial payment of such exercise price, or if Shares are tendered or withheld to satisfy any withholding obligations of the Company, the number of Shares so tendered or withheld will again be available for issuance pursuant to future Awards under this Plan.
(a)Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares will again be available for grant under this Plan.
(b)Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of this Plan. The Shares may consist, in whole or in part, of authorized but unissued Shares, treasury shares or Shares reacquired by the Company in any manner.
(c)Shares under Plans of Acquired Companies. Shares issued or transferred pursuant to an Award granted in substitution for outstanding awards, or in connection with assumed awards, previously granted by a company or other entity acquired by the Company or with which the Company combines, shall not count against the limits in the first sentence of Section 3(a) hereof.
4.Administration of this Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer this Plan.
(ii)Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3, then it will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)Other Administration. Other than as provided above, this Plan will be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws.
(iv)Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day- to-day administration of this Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
(b)Powers of the Administrator. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Administrator has the authority, in its discretion to:
(i)determine the Fair Market Value of Awards;
(ii)select the Service Providers to whom Awards may be granted under this
Plan;
(iii)determine the number of Shares or cash to be covered by each Award granted under this Plan;
(iv)determine when Awards are to be granted under this Plan and the applicable date of grant;
(v)approve forms of Award Agreements for use under this Plan;
(vi)determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the purchase price, the time or times when Awards may be exercised (which may be based on Performance Goals), any acceleration of vesting or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, may determine;
(vii)reduce, with or without Participant consent, the exercise price of any Award to the then-current Fair Market Value (or a higher value) if the Fair Market Value of the Common Stock covered by such Award has declined since the date the Award was granted;
(viii)construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;
(ix)prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to the creation and administration of sub-plans established for the purpose of satisfying applicable laws of jurisdictions other than the United States;
(x)amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, but any amendment that would adversely affect the Participant's rights under an outstanding Award will not be made without the Participant's written consent;
(xi)allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award up to the number of Shares or cash having a Fair Market Value equal to the amount required to be withheld up to the maximum individual income tax rate in the applicable jurisdiction. The Fair Market Value of any Shares to be withheld is to be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose are to be made in such form and under such conditions as the Administrator may deem necessary or advisable;
(xii)authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xiii)allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

(xiv)determine whether Awards are to be settled in Shares, cash or in a combination of Shares and cash;
(xv)determine whether Awards are to be adjusted for Dividend Equivalent
Rights;
(xvi)create Other Stock-Based Awards for issuance under this Plan;
(xvii)establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under this Plan;
(xviii)impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation,
(A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(xix)establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award;
(xx)interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to an Award;
(xxi)to correct administrative errors; and
(xxii)make all other determinations that the Administrator deems necessary or advisable for administering this Plan.
The express grant in this Plan of any specific power to the Administrator will not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.
(c)Effect of Administrator's Decision. The Administrator's decisions, determinations, actions and interpretations will be final, conclusive and binding on all persons having an interest in this Plan.
5.Eligibility. With the exception of Incentive Stock Options, Awards may be granted to Employees, Directors, and Consultants. Incentive Stock Options may be granted only to Employees.
6.$100,000 Limitation for Incentive Stock Options. Each Option must be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Options with respect to such Shares are granted.
7.Options.
(a)Grant of Options. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, may determine.
(b)Option Agreement. Each grant of an Option must be evidenced by an Award Agreement that specifies the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions (if any) applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
(c)Term of Option. The term of each Option must be stated in the Award Agreement. In the case of an Incentive Stock Option, the term must be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option must be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(d)Option Exercise Price and Consideration.
(i)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option is to be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option:
(a)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price must be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(b)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price must be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator, but must not be less than the Fair Market Value per Share on the date of grant unless the terms of such Nonstatutory Stock Option comply with Section 409A of the Code.
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Administrator may, in its sole discretion, accelerate the satisfaction of such conditions at any time.
(e)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:
(i)cash or cash equivalents;
(ii)check;
(iii)in the discretion of the Administrator, surrendering or attesting to the ownership of Shares that are already owned by the Participant that meet the conditions established by the Administrator to avoid adverse accounting consequences, valued at their Fair Market Value on the date the Option is exercised;
(iv)in the discretion of the Administrator, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and/or any withholding taxes;
(v)in the discretion of the Administrator, through a "net exercise" such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share. The number of net Shares to be received shall be rounded down to the nearest whole number of Shares;
(vi)in the discretion of the Administrator, a reduction in the amount of any Company liability to the Participant;

(vii)in the discretion of the Administrator, any combination of the foregoing methods of payment; or
(viii)in the discretion of the Administrator, any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.
(f)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding), and (z) all representations and documents reasonably requested by the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option must be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment is to be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 or the applicable Award Agreement. Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Termination of Relationship as a Service Provider (Other than Death or Disability). If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after the Participant ceases to be a Service Provider, the vested portion of such Option will be exercisable for three (3) months after the Participant ceases to be a Service Provider (other than upon the Participant's death or Disability). Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date the Participant ceases to be a Service Provider (other than upon the Participant's death or Disability), then immediately thereafter, the Shares covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the time period specified herein, then immediately thereafter, the Option will terminate and the Shares covered by the unexercised portion of the Option shall be forfeited.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of his or her Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after the Participant ceasing to be a Service Provider as a result of his or her Disability, the vested portion of such Option will be exercisable for twelve (12) months after the Participant ceases to be a Service Provider as a result of his or her Disability. Unless otherwise provided by the Administrator, if the Participant is not vested as to the Participant's entire Option on the date he or she ceases to be a Service Provider as a result of his or her Disability, then immediately thereafter, the Shares covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the time period specified herein, then immediately thereafter, the Option will terminate and the Shares covered by the unexercised portion of the Option shall be forfeited.
(iv)Death of Participant. If a Participant dies while a Service Provider, the vested portion of the Option may be exercised within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his or her death; provided that such designation must be acceptable to the Administrator. If no beneficiary has been designated by the Participant, then the vested portion of the Option may be exercised by the personal representative of the Participant's estate, or by the persons to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after a Participant's death, the vested portion of such Option will be exercisable for twelve (12) months after his or her death. Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider as a result of the Participant's death, then immediately thereafter, the Shares covered by the unvested portion of the Option shall be forfeited. Additionally, if the Participant's beneficiary, personal representative or permitted transferee does not exercise the Option as to all of the vested Shares within the time period specified herein, then immediately thereafter, the Option will terminate.

8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, determines.
(b)Restricted Stock Agreement. Each Award of Restricted Stock must be evidenced by an Award Agreement that specifies the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
(c)Removal of Restrictions. The Administrator may, in its sole discretion, accelerate the time at which any restrictions will lapse or be removed.
(d)Voting Rights. Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(e)Dividends and Other Distributions. Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares; provided, however, that if so determined by the Administrator and provided by the Award Agreement, such dividends and distributions shall be subject to the same restrictions on transferability and forfeitaibility as the Restricted Stock with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the fifteenth (15th) day of the third month following the date such dividends or distributions are paid to stockholders).
9.Stock Appreciation Rights.
(a)Grant of SARs. Subject to the terms and conditions of this Plan, a SAR may be granted to a Service Provider at any time and from time to time as may be determined by the Administrator, in its sole discretion. The Administrator has complete discretion to determine the number of SARs granted to any Service Provider. The Administrator has complete discretion to determine the terms and conditions of SARs granted under this Plan, including the sole discretion to accelerate exercisability at any time, but the per Share exercise price that will determine the amount of the payment the Company receives upon exercise of a SAR will not be less than the Fair Market Value per Share on the date of grant unless the terms of such SAR comply with Section 409A of the Code.
(b)SAR Agreement. Each SAR grant must be evidenced by an Award Agreement that specifies the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
(c)Expiration of SARs. A SAR granted under this Plan will expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement; but no SAR may be exercisable later than ten (10) years after the date of grant. Notwithstanding the foregoing, Sections 7(f)(ii), 7(f)(iii) and 7(f)(iv) also apply to SARs.
(d)Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)The difference between the Fair Market Value of a Share on the date of exercise and the exercise price; by
(ii)The number of Shares with respect to which the SAR is exercised.
At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.
10.Restricted Stock Units.
(a)Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, determines.

(b)Restricted Stock Unit Agreement. Each Award of Restricted Stock Units must be evidenced by an Award Agreement that specifies the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
(c)Removal of Restrictions. The Administrator may, in its sole discretion, accelerate the time at which any restrictions will lapse or be removed.
(d)Voting Rights. Participants holding Restricted Stock Units shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
(e)Dividends Equivalent Rights. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares during the period beginning on the date such Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Shares, as determined by the Administrator. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per Share on such date. If so determined by the Administrator and provided by the Award Agreement, such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally granted. If the Award Agreement provides for current payment of Dividend Equivalent Rights in cash, such amounts shall be paid no later than the end of the calendar year in which the corresponding dividends are paid to stockholders (or, if later, the fifteenth (15th) day of the third (3rd) month following the date such dividends are paid to stockholders).
11.Performance Stock Units and Performance Shares.
(a)Grant of Performance Stock Units and Performance Shares. Subject to the terms and conditions of this Plan, Performance Stock Units and Performance Shares may be granted to Service Providers at any time and from time to time, as may be determined by the Administrator in its sole discretion. The Administrator has complete discretion in determining the number of Performance Stock Units and Performance Shares granted to each Service Provider.
(b)Value of Performance Stock Units and Performance Shares. Each Performance Stock Unit and Performance Share must have an initial value established by the Administrator on or before the date of grant. Each Performance Share must have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Goals and Other Terms. The Administrator may set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Stock Units and Performance Shares that will be paid out to the Participant. Each award of Performance Stock Units or Performance Shares must be evidenced by an Award Agreement that specifies the Performance Period and such other terms and conditions as the Administrator in its sole discretion may determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), or any other basis determined by the Administrator in its sole discretion.
(d)Earning of Performance Stock Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Stock Units or Performance Shares will be entitled to receive a payout of the number of Performance Stock Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. After the grant of Performance Stock Units or Performance Shares, the Administrator may, in its sole discretion, reduce or waive any performance objectives for the Performance Stock Units or Performance Shares.
(e)Form and Timing of Payment of Performance Stock Units. Payment of earned Performance Stock Units, if any, will be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Stock Units in the form of cash, in Shares or in a combination of cash and Shares.
(f)Cancellation of Performance Stock Units or Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Stock Units and Performance Shares will be forfeited to the Company, and the Shares subject to such Awards (if any) will again be available for grant under this Plan as set forth in Section 3.
12.Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under this Plan and/or cash awards made outside of this Plan. The Administrator has authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards are to be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or distribution rights and whether the Award should be paid in cash.
13.Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted under this Plan will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Affiliate. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three (3) months after the expiration of the leave of absence, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14.Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant. If the Administrator makes an Award transferable, such Award may contain such additional terms and conditions as the Administrator deems appropriate.
15.Adjustments; Dissolution or Liquidation; Change in Control.
(a)Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment will be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under this Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits contained in Section 3. Notwithstanding the preceding sentence, the number of Shares subject to any Award always will be a whole number.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practical prior to the effective date of the proposed transaction. The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to the transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award will lapse with respect to one hundred percent (100%) of the Shares underlying such Award, and that any Award vesting will accelerate in full, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such liquidation or dissolution.
(c)Change in Control. This Section 15(c) will apply except to the extent otherwise provided in the Award Agreement.
(i)Assumption, Continuation or Substitution. In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Awards that are assumed or substituted, if on the date of or following the assumption or substitution, the Participant's status as a Service Provider is terminated without Cause within eighteen (18) months following the date of the Change in Control, then all restrictions on Awards granted to such Participant will lapse, and the Participant will fully vest in and have the right to exercise, if applicable, his or her Awards, and, to the extent applicable, all Performance Goals and other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award, all applicable restrictions shall lapse, all performance objectives and other vesting criteria shall be deemed achieved at targeted levels and, with respect to Options or SARS, Participants shall have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted on the Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to 15 days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this Section 15(c)(i), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to an Award immediately prior to the Change in Control, the consideration (whether securities, cash, or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received for each Share, and upon the exercise of the Option or SAR for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant's consent; provided, however, a modification to performance objectives only to reflect the successor corporation's post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.
(ii)Cash-Out of Outstanding Stock-Based Awards. Notwithstanding any provision of Section 15(c)(i) to the contrary, the Administrator may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in Shares or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Administrator) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced (but not below zero) by the exercise or purchase price per Share, if any, under such Award. In the event such determination is made by the Administrator, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section 15 (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
16.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator. The Administrator will provide a notice of the determination to each Participant within a reasonable time after the date of such grant.
17.Board and Stockholder Approval; Term of Plan. The Board approved this Plan on February 13, 2024 and the Company's stockholders approved this Plan on April 30, 2024, to be effective March 1, 2024 . From its effectiveness, this Plan will continue in effect for a term of ten (10) years unless terminated earlier under Section 18.
18.Amendment and Termination of this Plan.
(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. To the extent it is desired to grant Incentive Stock Options under this Plan, then approval of this Plan by the stockholders of the Company must occur within twelve (12) months before or after the date this Plan is adopted by the Board. Such approval by stockholders of the Company shall be obtained in the degree and manner required under Applicable Law. Incentive Stock Options may be granted, but Incentive Stock Options may not be exercised, prior to approval of this Plan by stockholders of the Company.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of this Plan will materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan will not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Awards granted under this Plan prior to the date of termination. No Shares shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of this Plan. Notwithstanding the foregoing, or anything in this Plan to the contrary, the Administrator shall have unilateral authority to amend an Award, without Participant consent, to the minimum extent necessary to comply with Section 409A of the Code and such amendment shall not be deemed to materially impair the rights of such Participant.
19.Conditions upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.
(c)Taxes. As a condition to the exercise or settlement of an Award, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable withholding taxes arising in connection with the exercise or settlement of an Award under the laws of
U.S. federal, state, local or non-U.S. jurisdictions. The Company shall not be required to issue any Shares under this Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise or settlement of any Award, the Company shall have the right to withhold taxes from any compensation or other amounts that the Company may owe to the Participant, or to require the Participant to pay to the Company the amount of any taxes that the Company may be required to withhold with respect to the Shares issued to the Participant. Without limiting the generality of the foregoing, the Administrator in its sole discretion may authorize the Participant to satisfy all or part of any withholding tax liability by: (i) having the Company withhold from the Shares that would otherwise be issued upon the exercise or settlement of an Award up to that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, sufficient to satisfy the withholding obligations based on the maximum individual income tax rate in the applicable jurisdiction; and/or (ii) delivering to the Company previously owned and unencumbered Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the amount of the Company's withholding tax liability to be so satisfied. Subject to the preceding sentence, the exercisability or settlement of any Award Agreement shall be determined by the Administrator in its sole discretion.
20.Severability. Notwithstanding any contrary provision of this Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or any Award Agreement are invalid, illegal, or unenforceable in any respect, such provision will be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of this Plan or Award, as applicable, will not in any way be affected or impaired thereby.
21.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.
22.No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of a Service Provider, Participant, or holders or beneficiaries of Awards under this Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
23.No Stockholders Rights. Except as otherwise provided in an Award Agreement, a Participant has none of the rights of a stockholders with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.
24.Fractional Shares. No fractional Shares will be issued and the Administrator will determine, in its sole discretion, whether cash will be paid in lieu of fractional Shares or whether such fractional Shares will be eliminated by rounding up or down as appropriate.
25.Governing Law. This Plan, all Award Agreements, and all related matters, are to be governed by the laws of the Commonwealth of Virginia, without regard to choice of law principles that direct the Applicable Laws of another state.
26.No Effect on Terms of Employment or Consulting Relationship. This Plan does not confer upon any Participant any right as a Service Provider, nor does it interfere in any way with his or her right or the right of the Company or an Affiliate to terminate the Participant's service at any time, with or without Cause, and with or without notice.
27.No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any Participant acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
28.Section 409A. It is the intention of the Company that no Award be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and this Plan and the terms and conditions of all Awards are to be interpreted accordingly. The following rules will apply to Awards that are intended to comply with Section 409A:
(a)Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a "specified employee" (as defined under Section 409A(a)(2)(B)(i) of the Code) will occur no earlier than the expiration of the six-month (6) period following such separation from service.
(b)In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution will be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.
(c)Each payment that a Participant may receive with respect to a 409A Award will be treated as a "separate payment" for purposes of Section 409A of the Code.
29.Construction. Headings in this Plan are included for convenience and are not to be considered in the interpretation of this Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan is to be construed according to its fair meaning and is not to be strictly construed against the Company.
30.Compensation Recoupment. All compensation and Awards payable or paid under this Plan and any sub-plans will be subject to the Company's ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other "clawback" provision required by applicable law or the listing standards of any applicable stock exchange or national market system.
*    *    *    *    *

SHENTEL®
Always connected to you

SHENANDOAH TELECOMMUNICATIONS COMPANY
500 SHENTEL WAY
P.O. BOX 459
EDINBURG, VA 22824-0459

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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V28742-P01860

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHENANDOAH TELECOMMUNICATIONS COMPANY

The Board of Directors recommends you vote FOR each director (please mark your vote for each director separately)

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Thomas A. Beckett	☐	☐	☐
1b. Richard L. Koontz Jr.	☐	☐	☐
1c. Leigh Ann Schultz	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5	For	Against	Abstain
2. Ratification of the selection of RSM US LLP as the Company's independent registered public accounting firm for 2024.	☐	☐	☐
3. To consider and approve, in a non-binding vote, the Company's named executive officer compensation.	☐	☐	☐
4. To consider and approve an amendment to the Company's Articles of Incorporation to increase the maximum size of the Board.	☐	☐	☐
5. To consider and approve the adoption of the Company's 2024 Equity Incentive Plan.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SHENTEL®
Always connected to you

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The NOTICE OF MEETING AND PROXY STATEMENT, ANNUAL REPORT AND FORM 10-K AND SHAREHOLDER LETTER are available at www.proxyvote.com.

V28743-P01860

SHENANDOAH TELECOMMUNICATIONS COMPANY
Annual Meeting of Shareholders
April 30, 2024 11:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Tracy Fitzsimmons, John W. Flora and Thomas A. Beckett, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SHENANDOAH TELECOMMUNICATIONS COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, ET on April 30, 2024, at the Shenandoah Telecommunications Auditorium, 500 Shentel Way, Edinburg, VA 22824, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side